EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

                                   DATED AS OF

                                   MAY 7, 2002

                                 BY AND BETWEEN

                           THREE RIVERS BANCORP, INC.

                                       AND

                            SKY FINANCIAL GROUP, INC.

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                                TABLE OF CONTENTS
                                                                            PAGE

ARTICLE I  CERTAIN DEFINITIONS.................................................1

     1.01     CERTAIN DEFINITIONS..............................................1

ARTICLE II  THE MERGER.........................................................6

     2.01     THE PARENT MERGER................................................6

     2.02     THE SUBSIDIARY MERGER............................................7

     2.03     EFFECTIVENESS OF THE PARENT MERGER...............................7

     2.04     EFFECTIVE DATE AND EFFECTIVE TIME................................7

ARTICLE III  CONSIDERATION; EXCHANGE PROCEDURES................................7

     3.01     MERGER CONSIDERATION.............................................7

     3.02     RIGHTS AS STOCKHOLDERS; STOCK TRANSFERS.........................12

     3.03     FRACTIONAL SHARES...............................................12

     3.04     EXCHANGE PROCEDURES.............................................13

     3.05     ANTI-DILUTION PROVISIONS........................................14

     3.06     OPTIONS.........................................................14

ARTICLE IV  ACTIONS PENDING ACQUISITION.......................................14

     4.01     FORBEARANCES OF THREE RIVERS....................................14

     4.02     FORBEARANCES OF SKY.............................................16

ARTICLE V  REPRESENTATIONS AND WARRANTIES.....................................17

     5.01     DISCLOSURE SCHEDULES............................................17

     5.02     STANDARD........................................................18

     5.03     REPRESENTATIONS AND WARRANTIES OF THREE RIVERS..................18

     5.04     REPRESENTATIONS AND WARRANTIES OF SKY...........................29

ARTICLE VI  COVENANTS.........................................................35

     6.01     REASONABLE BEST EFFORTS.........................................35

     6.02     STOCKHOLDER APPROVAL............................................35

     6.03     REGISTRATION STATEMENT..........................................35

     6.04     PRESS RELEASES..................................................36

     6.05     ACCESS; INFORMATION.............................................36

     6.06     ACQUISITION PROPOSALS...........................................37

     6.07     AFFILIATE AGREEMENTS............................................38

     6.08     TAKEOVER LAWS...................................................38



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     6.09     CERTAIN POLICIES................................................38

     6.10.    NASDAQ LISTING..................................................38

     6.11     REGULATORY APPLICATIONS.........................................38

     6.12     INDEMNIFICATION.................................................39

     6.13     OPPORTUNITY OF EMPLOYMENT; EMPLOYEE BENEFITS; EXECUTIVE
              ANNUAL INCENTIVE PLAN...........................................40

     6.14     NOTIFICATION OF CERTAIN MATTERS.................................41

     6.15     DIVIDEND COORDINATION...........................................41

     6.16     SKY BOARD REPRESENTATION; ADVISORY BOARDS; SEVERANCE
              FOR THREE RIVERS DIRECTORS......................................41

     6.17     TAX TREATMENT...................................................41

     6.18     NO BREACHES OF REPRESENTATIONS AND WARRANTIES...................41

     6.19     CONSENTS........................................................41

     6.20     INSURANCE COVERAGE..............................................42

     6.21     CORRECTION OF INFORMATION.......................................42

     6.22     CONFIDENTIALITY.................................................42

     6.23     SUPPLEMENTAL ASSURANCES.........................................42

     6.24     CONSULTING AGREEMENTS...........................................42

     6.25     SUPPLEMENTAL IRS RULING.........................................43

ARTICLE VII  CONDITIONS TO CONSUMMATION OF THE MERGER.........................43

     7.01     CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT
              THE MERGER......................................................43

     7.02     CONDITIONS TO OBLIGATION OF THREE RIVERS........................44

     7.03     CONDITIONS TO OBLIGATION OF SKY.................................45

ARTICLE VIII  TERMINATION.....................................................46

     8.01     TERMINATION.....................................................46

     8.02     EFFECT OF TERMINATION AND ABANDONMENT; ENFORCEMENT
              OF AGREEMENT....................................................48

     8.03     TERMINATION FEE.................................................48

ARTICLE IX  MISCELLANEOUS.....................................................49

     9.01     SURVIVAL........................................................49

     9.02     WAIVER; AMENDMENT...............................................49

     9.03     COUNTERPARTS....................................................49

     9.04     GOVERNING LAW...................................................49

     9.05     EXPENSES........................................................49


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     9.06     NOTICES.........................................................49

     9.07     ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES..............50

     9.08     INTERPRETATION; EFFECT..........................................51

     9.09     WAIVER OF JURY TRIAL............................................51

         Exhibit A        Form of Three Rivers Affiliate Agreement

         Exhibit B        Peer Group Commercial Financial Institutions for Index
                          pursuant to Section 8.01(e)






















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     This  AGREEMENT  AND  PLAN  OF  MERGER,  dated  as of  May  7,  2002  (this
"Agreement"), is by and between Three Rivers Bancorp, Inc. ("Three Rivers") and Sky Financial Group, Inc. ("Sky").

                                    RECITALS

     A. Three Rivers. Three Rivers is a Pennsylvania corporation, having its principal place of business in Monroeville, Pennsylvania.

     B. Sky. Sky is a Ohio corporation, having its principal place of business in Bowling Green, Ohio.

     C. Intentions of the Parties. It is the intention of the parties to this Agreement that the business combinations contemplated hereby be treated as a "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended.

     D. Board Action. The respective Boards of Directors of each of Sky and Three Rivers have determined that it is in the best interests of their respective companies and their stockholders to consummate the strategic business combinations provided for herein.

     NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants, representations, warranties and agreements contained herein, intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I

                               Certain Definitions

     1.01 Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:

     "Acquisition Proposal" means any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Three Rivers or any of its Subsidiaries, or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of, Three Rivers or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

     "Agreement" means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

     "All Cash Election" has the meaning set forth in Section 3.01(a)(ii).

     "All Stock Election" has the meaning set forth in Section 3.01(a)(i).

     "Agreement to Merge" has the meaning set forth in Section 2.02.



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     "Bank" means Three Rivers Bank and Trust Company, a wholly-owned subsidiary of Three Rivers.

     "Cash Exchange Ratio" has the meaning set forth in Section 3.01.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Compensation and Benefit Plans" has the meaning set forth in Section 5.03(m)(i).

     "Consultants" has the meaning set forth in Section 5.03(m)(i).

     "Directors" has the meaning set forth in Section 5.03(m)(i).

     "Disclosure Schedule" has the meaning set forth in Section 5.01.

     "DSCP" means the Department of State of the Commonwealth of Pennsylvania.

     "Effective Date" means the date on which the Effective Time occurs, as provided for in Section 2.04.

     "Effective Time" means the effective time of the Merger, as provided for in
Section 2.04.

     "Election" has the meaning set forth in Section 3.01(d).

     "Election Deadline" has the meaning set forth in Section 3.01(d).

     "Election Form" has the meaning set forth in Section 3.01(d).

     "Election Period" has the meaning set forth in Section 3.01(d).

     "Employees" has the meaning set forth in Section 5.03(m)(i). All references herein to "employees of Three Rivers" or "Three Rivers employees" shall be deemed to mean employees of Bank.

     "Environmental   Laws"  means  all  applicable  local,  state  and  federal environmental, health and safety laws and regulations, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Federal Clean Air Act, and the Occupational Safety and Health Act, each as amended, regulations promulgated thereunder, and state counterparts.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" has the meaning set forth in Section 5.03(m)(iii).

     "ERISA Affiliate Plan" has the meaning set forth in Section 5.03(m)(iii).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.



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     "Exchange Agent" has the meaning set forth in Section 3.04.

     "Exchange Fund" has the meaning set forth in Section 3.04.

     "FDIA" has the meaning set forth in Section 5.03(dd).

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Governmental   Authority"  means  any  court,   administrative  agency  or
commission  or  other  federal,   state  or  local  governmental   authority  or
instrumentality.

     "Indemnified Party" has the meaning set forth in Section 6.12(a).

     "Information" has the meaning set forth in Section 6.22.

     "IRS" has the meaning set forth in Section 5.03(m)(ii).

     The term "knowledge" means, with respect to a party hereto, actual knowledge of any officer of that party with the title of not less than a senior vice president or that party's in-house counsel, if any.

     "Lien" means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

     "Material Adverse Effect" means, with respect to Sky or Three Rivers, any effect that (i) is material and adverse to the financial position, results of operations or business of Sky and its Subsidiaries taken as a whole, or Three Rivers and its Subsidiaries taken as a whole, respectively, or (ii) would materially impair the ability of either Sky or Three Rivers to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities or other changes affecting depository institutions generally, including changes in general economic conditions and changes in prevailing interest and deposit rates, (b) any modifications or changes to valuation policies and practices in connection with the Merger or restructuring charges taken in connection with the Merger, in each case in accordance with generally accepted accounting principles, (c) changes resulting from expenses (such as legal, accounting and investment bankers' fees) incurred in connection with this Agreement or the transactions contemplated herein, and (d) actions or omissions of a party which have been waived in accordance with Section 9.02 hereof.

     "Merger" collectively refers to the Parent Merger and the Subsidiary Merger, as set forth in Section 2.01 and Section 2.02, respectively.

     "Merger Consideration" has the meaning set forth in Section 3.01.

     "Mixed Election" has the meaning set forth in Section 3.01(a)(iii).



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     "NASD" means The National Association of Securities Dealers.

     "NASDAQ" means The NASDAQ Stock Market, Inc.'s National Market System.

     "New Certificates" has the meaning set forth in Section 3.04.

     "OGCL" means the Ohio General Corporation Law.

     "Old Certificates" has the meaning set forth in Section 3.04.

     "OSS" means the Office of the Secretary of State of the State of Ohio.

     "Parent Merger" has the meaning set forth in Section 2.01.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "PBCL" means the Pennsylvania Business Corporation Law of 1988, as amended.

     "PDB" means the Pennsylvania Department of Banking.

     "Pension Plan" has the meaning set forth in Section 5.03(m)(ii).

     "Person" means any individual, bank, corporation, partnership, association, joint-stock company, business trust or unincorporated organization.

     "Previously Disclosed" by a party shall mean information set forth in its Disclosure Schedule. Disclosure of any information, agreement, or other item in a party's Disclosure Schedule referenced by a particular Section in this Agreement shall, should the existence of such information, agreement, or other item or its contents be relevant to any other Section, be deemed to be disclosed with respect to that Section whether or not an explicit cross-reference appears in the Disclosure Schedule.

     "Proxy/Prospectus" has the meaning set forth in Section 6.03(a).

     "Proxy Statement" has the meaning set forth in Section 6.03(a).

     "Registration Statement" has the meaning set forth in Section 6.03(a).

     "Regulatory Authority" has the meaning set forth in Section 5.03(i)(i).

     "Rights" means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such person.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.



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     "Sky Articles" means the Articles of Incorporation of Sky, as amended.

     "Sky Bank" means the Sky Bank, an Ohio banking corporation which is a wholly-owned subsidiary of Sky.

     "Sky Board" means the Board of Directors of Sky.

     "Sky Code" means the Amended and Restated Code of Regulations of Sky.

     "Sky Common Stock" means the common stock, without par value, of Sky.

     "Sky's  Financial   Statements"  has  the  meaning  set  forth  in  Section
5.04(l)(i).

     "Sky Off Balance Sheet Transaction" has the meaning set forth in Section 5.04(o).

     "Sky Preferred Stock" means the serial preferred stock, par value $10.00 per share, of Sky.

     "Sky SEC Documents" has the meaning set forth in Section 5.04(g)(i).

     "Sky Stock" means the Sky Common Stock and Sky Preferred Stock.

     "Stock Exchange Ratio" has the meaning set forth in Section 3.01.

     "Subsidiary" and "Significant Subsidiary" have the meanings ascribed to them in Rule 1-02 of Regulation S-X of the SEC.

     "Subsidiary Merger" has the meaning set forth in Section 2.02.

     "Surviving Corporation" has the meaning set forth in Section 2.01.

     "Takeover Laws" has the meaning set forth in Section 5.03(o).

     "Tax" and "Taxes" means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Date.

     "Tax Returns" means any return, amended return or other report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with respect to any Tax.

     "Three Rivers" has the meaning set forth in the preamble to this Agreement.



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     "Three Rivers Affiliate" has the meaning set forth in Section 6.07.

     "Three  Rivers  Articles"  means the  Articles  of  Incorporation  of Three
Rivers.

     "Three Rivers Board" means the Board of Directors of Three Rivers.

     "Three Rivers By-Laws" means the By-Laws of Three Rivers.

     "Three Rivers Common Stock" means the common stock, par value $0.01 per share, of Three Rivers.

     "Three Rivers Financial Statements" has the meaning set forth in Section 5.03(q)(i).

     "Three Rivers Meeting" has the meaning set forth in Section 6.02.

     "Three Rivers Off Balance Sheet  Transaction"  has the meaning set forth in
Section 5.03(u).

     "Three Rivers Preferred Stock" means the preferred stock, without par value, of Three Rivers.

     "Three Rivers SEC Documents" has the meaning set forth in Section 5.03(g).

     "Three Rivers Stock" means Three Rivers Common Stock and Three Rivers Preferred Stock.

     "Three Rivers Stock Option" has the meaning set forth in Section 3.06.

     "Three Rivers Stock Plans" means the option plans and agreements of Three Rivers and its Subsidiaries pursuant to which rights to purchase Three Rivers Common Stock are outstanding immediately prior to the Effective Time pursuant to the Three Rivers Stock Option Plan, the Three Rivers Long-Term Incentive Plan, and the Three Rivers Executive Annual Incentive Plan.

     "Treasury Stock" shall mean shares of Three Rivers Stock held by Three Rivers or any of its Subsidiaries or by Sky or any of its Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted in good faith.

                                   ARTICLE II

                                   The Merger

     2.01 The Parent Merger. At the Effective Time, (i) Three Rivers shall be merged with and into Sky (the "Parent Merger"), and (ii) the separate corporate existence of Three Rivers shall cease and Sky shall survive and continue to exist as an Ohio corporation (Sky, as the surviving corporation in the Parent Merger, sometimes being referred to herein as the "Surviving Corporation"). The Sky Articles, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation, and the Amended and Restated Code of



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Regulations of Sky, as in effect  immediately prior to the Effective Time, shall be the Code of Regulations of the Surviving Corporation. Sky may at any time prior to the Effective Time change the method of effecting the Merger (including, without limitation, the provisions of this Article II) if and to the extent it deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of Three Rivers Stock as provided for in
Article III of this  Agreement  (subject to  adjustment  as provided in Sections
3.05 and 8.01(e)), (ii) adversely affect the tax treatment of Three Rivers' stockholders as a result of receiving the Merger Consideration, or (iii) materially impede or delay consummation of the transactions contemplated by this Agreement.

     2.02 The Subsidiary Merger. At the time specified by Sky Bank in its Certificate of Merger filed with the OSS (which shall not be earlier than the Effective Time), Bank shall merge with and into Sky Bank (the "Subsidiary Merger") pursuant to an agreement to merge (the "Agreement to Merge") to be executed by Bank and Sky Bank and filed with the OSS and the PDB, as required. Upon consummation of the Subsidiary Merger, the separate corporate existence of Bank shall cease and Sky Bank shall survive and continue to exist as a state banking corporation. (The Parent Merger and the Subsidiary Merger shall sometimes collectively be referred to as the "Merger".)

     2.03 Effectiveness of the Parent Merger. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the Parent Merger shall become effective upon the occurrence of the filings in the office of the OSS of a certificate of merger in accordance with Section 1701.81 of the OGCL and in the office of the DSCP of Articles of Merger in accordance with Section 1928 of the PBCL, or such later date and time as may be set forth in such filings.

     2.04 Effective Date and Effective Time. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the parties shall cause the effective date of the Merger (the "Effective Date") to occur on (i) the third business day to occur after the last of the conditions set forth in Article VII shall have been satisfied or waived in accordance with the terms of this Agreement (or, at the election of Sky, on the last business day of the month in which such third business day occurs or, if such third business day occurs within the last three business days of such month, on the last business day of the succeeding month; provided, however, that no such election shall cause the Effective Date to fall after the date specified in Section 8.01(c) hereof or after the date or dates on which any Regulatory Authority approval or any extension thereof expires, or (ii) such other date to which the parties may agree in writing. The time on the Effective Date when the Merger shall become effective is referred to as the "Effective Time."

                                   ARTICLE III

                       Consideration; Exchange Procedures

     3.01 Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Parent Merger and without any action on the part of any Person, each share (excluding Treasury Stock and shares of Three Rivers Common Stock held by Sky) of Three Rivers Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and on the Effective Date, be converted at the


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election of the holder thereof (in  accordance  with the election and allocation procedures set forth in Section 3.01(a), (d), (g), and (h)) into either (i) shares of Sky Common Stock based upon a fixed exchange ratio of 0.80 shares of Sky Common Stock for each share of Three Rivers Common Stock (subject to adjustment as set forth in Sections 3.05 and 8.01(e), the "Stock Exchange Ratio"); (ii) cash, at the rate of $18.27 for each share of Three Rivers Common Stock (subject to adjustment as set forth in Section 3.05, the "Cash Exchange Ratio"); or (iii) a combination of such shares of Sky Common Stock and cash, as more fully set forth in Section 3.01(a)(iii). Subject to adjustment for the shares of Three Rivers common stock held by Sky, shares of Three Rivers common stock issued upon exercise of options between the date hereof and the Effective Date, and for cash paid in lieu of fractional shares in accordance with Section 3.03, it is agreed and understood that the total consideration payable by Sky to Three Rivers stockholders in connection with the Merger shall consist of 5,121,464 shares of Sky Common Stock and cash in the amount of $38,987,143 (collectively, the "Merger Consideration").

          (a) Election as to Outstanding Three Rivers Common Stock. The Three Rivers stockholders will have the following options in connection with the exchange of their Three Rivers Common Stock in connection with the Merger:

               (i) AT THE OPTION OF THE HOLDER, all of such holder's Three Rivers Common Stock shall be converted into and become Sky Common Stock at the Stock Exchange Ratio (such election, the "All Stock Election"), provided that:

                    (A) Fractional shares will not be issued and cash (payable by check) will be paid in lieu thereof as provided in Section 3.03; and

                    (B) Giving effect to Section 3.01(a)(i), (ii), and (iii), in no event shall, in the aggregate, more than seventy-five percent (75%) of Three Rivers Common Stock issued and outstanding on the Effective Date be converted into and become shares of Sky Common Stock; or

               (ii) AT THE OPTION OF THE HOLDER, all of such holder's Three Rivers Common Stock deposited with the Exchange Agent shall be converted into and become cash (payable by check) at the Cash Exchange Ratio (such election, the "All Cash Election"), provided that:

                    (A) Giving effect to Section 3.01(a)(i), (ii), and (iii), in no event shall, in the aggregate, more than twenty-five percent (25%) of such Three Rivers Common Stock issued and outstanding on the Effective Date be converted into and become cash; or

               (iii) AT THE OPTION OF THE HOLDER, seventy-five percent (75%) of such holder's aggregate number of shares of Three Rivers Common Stock shall be converted into and become shares of Sky Common Stock at the rate of the Stock Exchange Ratio and twenty-five percent (25%) of such holder's aggregate number of shares of Three Rivers Common Stock deposited with the Exchange Agent shall be converted into and become cash (payable by check) at


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          the  rate of the  Cash  Exchange  Ratio  (such  election,  the  "Mixed
          Election"), provided that:

                    (A) Fractional shares will not be issued and cash (payable by check) will be paid in lieu thereof as provided in Section 3.03; and

                    (B) Giving effect to Section 3.01(a)(i), (ii), and (iii), in no event shall, in the aggregate, more than seventy-five percent (75%) of such Three Rivers Common Stock issued and outstanding on the Effective Date be converted into and become shares of Sky Common Stock; and

                    (C) Giving effect to Section 3.01(a)(i), (ii), and (iii), in no event shall, in the aggregate, more than twenty-five percent (25%) of such Three Rivers Common Stock issued and outstanding on the Effective Date be converted into and become cash; or

               (iv) IF NO ELECTION (AS DEFINED IN SECTION 3.01(d)) IS MADE BY THE HOLDER BY THE ELECTION DEADLINE (AS DEFINED IN SECTION 3.01(d)), all of such holder's shares of Three Rivers Common Stock shall be converted into the right to receive Sky Common Stock as set forth in
          Section 3.01(a)(i), cash as set forth in Section 3.01(a)(ii), or any combination of Sky Common Stock and cash as determined by Sky, at the Stock Exchange Ratio and the Cash Exchange Ratio, as applicable; provided, however, that fractional shares shall not be issued and cash will be paid in lieu thereof as provided in Section 3.03. Such shares of Three Rivers Common Stock shall be allocated by Sky pro rata among non-electing holders based upon the number of shares of Three Rivers Common Stock for which an election has not been received by the Election Deadline in order to achieve the overall ratio of seventy-five percent (75%) of Three Rivers Common Stock to be converted into Sky Common Stock and twenty-five percent (25%) of Three Rivers Common Stock to be converted into cash. Notice of such allocation shall be provided promptly to each stockholder whose shares of Three Rivers Common Stock are allocated pursuant to this Section 3.01(a)(iv).

          (b) Treasury Shares and Shares Held by Sky. Each share of Three Rivers Common Stock held as Treasury Stock or held by Sky immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

          (c) Outstanding Sky Common Stock. Each share of Sky Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and unaffected by the Merger.

          (d) Procedures for Election. An election form and other appropriate transmittal materials in such form as Three Rivers and Sky shall mutually agree (the "Election Form") shall be mailed to stockholders of Three Rivers prior to the Election Period (defined below). The "Election Period" shall be such period of time as Three

          Rivers and Sky shall mutually agree, within which Three Rivers stockholders may validly elect the form of Merger Consideration set forth in Section 3.01(a) (the "Election") that they will receive, occurring between (i) the date of the mailing by Three Rivers of the Proxy Statement for the special meeting of stockholders of Three Rivers at which this Agreement is presented for approval and (ii) the Effective Date. The "Election Deadline" shall be the time, specified by Sky after consultation with Three Rivers, on the last day of the Election Period.

          (e) Perfection of the Election. An Election shall be considered to have been validly made by a Three Rivers stockholder only if (i) the Exchange Agent (as defined in Section 3.04) shall have received an Election Form properly completed and executed by such stockholder, accompanied by a certificate or certificates representing the shares of Three Rivers Common Stock as to which such Election is being made, duly endorsed in blank or otherwise in form acceptable for transfer on the books of Three Rivers, or containing an appropriate guaranty of delivery in the form customarily used in transactions of this nature from a member of a national securities exchange or a member of the NASD or a commercial bank or trust company in the United States and (ii) such Election Form and such certificate(s) or such guaranty of delivery shall have been received by the Exchange Agent prior to the Election Deadline.

          (f) Withdrawal of Shares. Any Three Rivers stockholder may at any time prior to the Election Deadline revoke its election and either (i) submit a new Election Form in accordance with the procedures in Section 3.01(e), or
     (ii) withdraw the certificate(s) for Three Rivers Common Stock deposited therewith by providing written notice that is received by the Exchange Agent by 5:00 p.m., local time for the Exchange Agent, on the business day prior to the Election Deadline. Elections may be similarly revoked if the Effective Date does not occur by January 31, 2003. In the event of the termination of this Agreement, the Exchange Agent shall return any certificates deposited by the holder of Three Rivers Common Stock to such holder at the address and to the person set forth in the Election Form.

          (g) Reduction of Shares Deposited for Cash. If more than twenty-five percent (25%) of the total number of shares of Three Rivers Common Stock issued and outstanding have, at the Election Deadline, been deposited for cash pursuant to the All Cash Election or the Mixed Election and not withdrawn pursuant to Section 3.01(f), Sky will promptly eliminate, or cause to be eliminated by the Exchange Agent, from the shares deposited pursuant to the All Cash Election (subject to the limitations described in Section 3.01(g)(iv)), a sufficient number of such shares so that the total number of shares remaining on deposit for cash pursuant to the All Cash Election and the Mixed Election does not exceed twenty-five percent (25%) of the shares of Three Rivers Common Stock issued and outstanding on the Effective Date. The holders of Three Rivers Common Stock who have elected to have their shares converted pursuant to the Mixed Election shall not be required to have more than seventy-five percent (75%) of their shares of Three Rivers Common Stock converted into Sky Common Stock. After giving effect to Section 3.01(a)(iv), such elimination will be effected as follows:

               (i) Subject to the limitations described in Section 3.01(g)(iv), Sky will eliminate or cause to be eliminated from the shares deposited pursuant to the All Cash Election, and will add or cause to be added to the shares deposited for Sky Common Stock pursuant to the All Stock Election, on a pro rata basis in relation to the total number of shares deposited pursuant to the All Cash Election minus the number of shares so deposited by the holders described in Section 3.01(g)(iv)(A) and the number of shares so deposited by the administrators of Three Rivers' defined benefit pension plan and 401(k) plan, such number of whole shares of Three Rivers Common Stock on deposit for cash pursuant to the All Cash Election as may be necessary so that the total number of shares remaining on deposit for cash pursuant to All Cash Election or the Mixed Election is equal, as nearly as practicable, to twenty-five percent (25%) of the shares of Three Rivers Common Stock issued and outstanding on the Effective Date;

               (ii) All shares of Three Rivers Common Stock that are eliminated pursuant to Section 3.01(g)(i) from the shares deposited for cash shall be converted into Sky Common Stock as provided by Section 3.01(a)(i);

               (iii) Notice of such allocation shall be provided promptly to each stockholder whose shares of Three Rivers Common Stock are eliminated from the shares on deposit for cash pursuant to Section 3.01(g)(i); and

               (iv) Notwithstanding the foregoing:

                    (A) the  holders  of one  hundred  (100) or fewer  shares of
               Three Rivers Common Stock of record on the date of this Agreement who have elected the All Cash Election shall not be required to have any of their shares of Three Rivers Common Stock converted into Sky Common Stock;

                    (B) the  administrators of the Three Rivers' defined benefit pension plan and 401(k) plan shall not be required to have any of the shares of Three Rivers Common Stock held in such plans converted into Sky Common Stock if the appropriate administrator has elected the All Cash Election, and shall not be required to have more than seventy-five percent (75%) of the shares of Three Rivers Common Stock held in such plans converted into Sky Common Stock if the appropriate administrator has elected the Mixed Election.

          (h) Increase of Shares Deposited for Cash. If fewer than twenty-five percent (25%) of the total number of shares of Three Rivers Common Stock issued and outstanding have, at the Election Deadline, been deposited for cash pursuant to the All Cash Election or the Mixed Election and not withdrawn pursuant to Section 3.01(f), Sky will promptly add, or cause to be added by the Exchange Agent, to such deposited shares, a sufficient number of shares of Three Rivers Common Stock deposited for shares of Sky Common Stock pursuant to the All Stock Election (subject to the limitation described in Section 3.01(h)(iv)) so that the total number of shares of Three Rivers Common Stock on deposit for cash pursuant to the All Cash Election or the Mixed Election on the Effective Date is not less than twenty-five percent (25%) of the shares of Three Rivers Common

     Stock issued and outstanding on the Effective Date. The holders of Three Rivers Common Stock who have elected to have their shares converted pursuant to the Mixed Election shall not be required to have more than twenty-five percent (25%) of their shares of Three Rivers Common Stock converted into cash. After giving effect to Section 3.01(a)(iv), such addition will be effected as follows:

               (i) Subject to the limitation described in Section 3.01(h)(iv), Sky will add or cause to be added to the shares deposited for cash pursuant to the All Cash Election or the Mixed Election, and will eliminate or cause to be eliminated from the shares deposited for Sky Common Stock pursuant to the All Stock Election, on a pro rata basis in relation to the total number of shares of Three Rivers Common Stock deposited for shares of Sky Common Stock pursuant to the All Stock Election minus the number of shares so deposited by the administrators of Three Rivers' defined benefit pension plan and 401(k) plan, such number of whole shares of Three Rivers Common Stock not then on deposit for cash as may be necessary so that the number of shares remaining on deposit for cash is equal, as nearly as practicable, to twenty-five percent (25%) of the shares of Three Rivers Common Stock issued and outstanding on the Effective Date;

               (ii) All shares of Three Rivers Common Stock that are added pursuant to Section 3.01(h)(i) to the shares deposited for cash shall be converted into cash as provided by Section 3.01(a)(ii);

               (iii) Notice of such allocation shall be provided promptly to each stockholder whose shares of Three Rivers Common Stock are added to the shares on deposit for cash pursuant to Section 3.01(h)(i); and

               (iv) Notwithstanding the foregoing, the administrators of the Three Rivers' defined benefit pension plan and 401(k) plan shall not be required to have any of the shares of Three Rivers Common Stock held in such plans converted into cash if the appropriate administrator has elected the All Stock Election, and shall not be required to have more than twenty-five percent (25%) of the shares of Three Rivers Common Stock held in such plans converted into cash if the administrator has elected the Mixed Election.

     3.02 Rights as Stockholders; Stock Transfers. At the Effective Time, holders of Three Rivers Common Stock shall cease to be, and shall have no rights as, stockholders of Three Rivers, other than to receive any dividend or other distribution with respect to such Three Rivers Common Stock with a record date occurring prior to the Effective Time and the consideration provided under this
Article III. After the Effective Time, there shall be no transfers on the stock transfer books of Three Rivers or the Surviving Corporation of any shares of Three Rivers Stock.

     3.03 Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of Sky Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, Sky shall pay to each holder of Three Rivers Common Stock who would otherwise be entitled to a fractional share of Sky Common Stock (after taking into account all Old Certificates delivered by such holder) an amount in cash

(without interest) determined by multiplying such fractional share of Sky Common Stock to which the holder would be entitled by the last sale price of Sky Common Stock (as reported by the NASDAQ, as reported in The Wall Street Journal or, if not reported therein, in another authoritative source) for the average of 20 NASDAQ trading days immediately preceding the Effective Date.

     3.04 Exchange Procedures. (a) At or prior to the Effective Time, Sky shall deposit, or shall cause to be deposited, with The Bank of New York (in such capacity, the "Exchange Agent"), for the benefit of the holders of certificates formerly representing shares of Three Rivers Common Stock ("Old Certificates"), for exchange in accordance with this Article III, certificates representing the shares of Sky Common Stock ("New Certificates") and an estimated amount of cash (such cash and New Certificates, together with any dividends or distributions with a record date occurring on or after the Effective Date with respect thereto (without any interest on any such cash, dividends or distributions), being hereinafter referred to as the "Exchange Fund") to be paid pursuant to this
Article III in exchange for outstanding shares of Three Rivers Common Stock.

     (b) As promptly as practicable after the Effective Date, Sky shall cause the New Certificates into which shares of a stockholder's Three Rivers Common Stock are converted on the Effective Date and/or any check in respect of cash to be paid as part of the Merger Consideration and in respect of any fractional share interests or dividends or distributions which such person shall be entitled to receive to be delivered to such stockholder upon delivery to the Exchange Agent of Old Certificates representing such shares of Three Rivers Common Stock (or an indemnity affidavit reasonably satisfactory to Sky and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such stockholder. No interest will be paid on any such cash to be paid in lieu of fractional share interests or in respect of dividends or distributions which any such person shall be entitled to receive pursuant to this Article III upon such delivery.

     (c) Notwithstanding the foregoing, neither the Exchange Agent, if any, nor any party hereto shall be liable to any former holder of Three Rivers Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (d) No dividends or other distributions with respect to Sky Common Stock with a record date occurring on or after the Effective Date shall be paid to the holder of any unsurrendered Old Certificate representing shares of Three Rivers Common Stock converted in the Merger into the right to receive shares of such Sky Common Stock until the holder thereof shall be entitled to receive New Certificates in exchange therefor in accordance with the procedures set forth in this Section 3.04. After becoming so entitled in accordance with this Section 3.04, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofor had become payable with respect to shares of Sky Common Stock such holder had the right to receive upon surrender of the Old Certificates.

     (e) Any portion of the Exchange Fund that remains unclaimed by the stockholders of

Three Rivers for nine months after the Effective Time shall be paid to Sky. Any stockholders of Three Rivers who have not theretofor complied with this Article III shall thereafter look only to Sky for payment of the shares of Sky Common Stock, cash in lieu of any fractional shares and unpaid dividends and distributions on Sky Common Stock deliverable in respect of each share of Three Rivers Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

     3.05 Anti-Dilution Provisions. In the event Sky changes (or establishes a record date for changing) the number of shares of Sky Common Stock issued and outstanding between the date hereof and the Effective Date as a result of a stock split, stock dividend, recapitalization, reclassification, split up, combination, exchange of shares, readjustment or similar transaction with respect to the outstanding Sky Common Stock and the record date therefor shall be prior to the Effective Date, the Stock Exchange Ratio and the Cash Exchange Ratio shall be proportionately adjusted.

     3.06 Options. On the Effective Date, each outstanding option to purchase shares of Three Rivers Common Stock under the Three Rivers Stock Plans (each, a "Three Rivers Stock Option"), shall be terminated in exchange for a cash payment by Sky to each holder of a Three Rivers Stock Option in an amount equal to the Cash Exchange Ratio minus the applicable exercise price per share for Three Rivers Common Stock covered by any such Three Rivers Stock Option, multiplied by the number of shares of Three Rivers Common Stock covered by such Three Rivers Stock Option. At or prior to the Effective Time, Three Rivers shall use its best efforts, including using its best efforts to obtain any necessary consents from optionees, with respect to the Three Rivers Stock Plans to permit the termination of the outstanding Three Rivers Stock Options by Sky pursuant to this Section 3.06.

                                   ARTICLE IV

                           Actions Pending Acquisition

     4.01 Forbearances of Three Rivers. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement and/or disclosed on the Disclosure Schedule, without the prior written consent of Sky, Three Rivers will not, and will cause each of its Subsidiaries not to:

          (a) Ordinary Course. Conduct the business of Three Rivers and its Subsidiaries other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or voluntarily take any action which, at the time taken, is reasonably likely to have an adverse affect upon Three Rivers' ability to perform any of its material obligations under this Agreement.

          (b) Capital Stock. Other than pursuant to Rights Previously Disclosed and outstanding on the date hereof, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of Three Rivers Stock or any Rights, (ii) enter into any agreement with respect to the foregoing, or (iii) permit any additional shares of Three Rivers Stock to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights.

          (c) Dividends, Etc. (i) Make, declare, pay or set aside for payment any dividend, other than (A) quarterly cash dividends on Three Rivers Stock in an amount not to exceed the per share amount declared and paid in its most recent quarterly cash dividend, with record and payment dates as indicated in Section 6.15 hereof, and (B) dividends from wholly-owned Subsidiaries to Three Rivers, or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

          (d) Compensation; Employment Agreements; Etc. Enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of Three Rivers or its Subsidiaries (other than the normal extension of the four existing change of control agreements with senior management), or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except (i) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice,
     (ii) for other changes that are required by applicable law, and (iii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof. Three Rivers shall have available, to facilitate retention of Three Rivers employees, a bonus pool for key employees of Three Rivers for use or commitment prior to the Effective Date, it being understood and agreed that the designation of such employees and the amount of the bonus payable to each of them shall be subject to the prior reasonable approval of Sky.

          (e) Benefit Plans. Enter into, establish, adopt or amend (except (i) as may be required by applicable law, (ii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof or (iii) the regular annual renewal of insurance contracts) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of Three Rivers or its Subsidiaries, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder.

          (f) Dispositions. Sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business.

          (g)  Acquisitions.  Acquire  (other  than  by way of  foreclosures  or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the assets, business, deposits or properties of any other entity.

          (h) Governing Documents. Amend the Three Rivers Articles, Three Rivers By-Laws or the Articles of Incorporation or By-laws (or similar governing documents) of any of Three Rivers' Subsidiaries, except for immaterial By-law amendments Previously Disclosed to Sky.

          (i)  Accounting  Methods.   Implement  or  adopt  any  change  in  its
     accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

          (j) Contracts. Except in the ordinary course of business consistent with past practice, enter into or terminate any material contract (as defined in Section 5.03(k)) or amend or modify in any material respect any of its existing material contracts.

          (k) Claims. Except in the ordinary course of business consistent with past practice, settle any claim, action or proceeding, except for any claim, action or proceeding which does not involve precedent for other material claims, actions or proceedings and which involve solely money damages in an amount, individually or in the aggregate for all such settlements, that is not material to Three Rivers and its Subsidiaries, taken as a whole.

          (l) Adverse Actions. (a) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; or (b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VII not being satisfied or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

          (m) Risk Management.  Except pursuant to applicable law or regulation,
     (i) implement or adopt any material change in its interest rate risk management and other risk management policies, procedures or practices;
     (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk; or (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

          (n) Indebtedness. Incur any indebtedness for borrowed money other than in the ordinary course of business.

          (o) Commitments. Agree or commit to do any of the foregoing.

     4.02 Forbearances of Sky. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of Three Rivers, Sky will not, and will cause each of its Subsidiaries not to:

          (a) Ordinary Course. Conduct the business of Sky and its Subsidiaries other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact their business organizations and assets (other than as previously discussed with Three Rivers) and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or voluntarily take any action which, at the time taken, is reasonably likely to have an adverse affect upon Sky's ability to perform any of its material obligations under this Agreement.

          (b) Preservation. Fail to use reasonable efforts to preserve intact in any material respect their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates.

          (c)  Accounting  Methods.   Implement  or  adopt  any  change  in  its
     accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

          (d) Adverse Actions. (a) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; or (b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VII not being satisfied or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

          (e) Risk Management.  Except pursuant to applicable law or regulation,
     (i) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk, or (ii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

          (f) Commitments. Agree or commit to do any of the foregoing.

                                    ARTICLE V

                         Representations and Warranties

     5.01 Disclosure Schedules. On or prior to the date hereof, Sky has delivered to Three Rivers a schedule and Three Rivers has delivered to Sky a schedule (respectively, its "Disclosure Schedule") setting forth, among other things, items, the disclosure of which are necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in
Section 5.03 or 5.04 or to one or more of its respective  covenants contained in
Article IV and Article VI; provided, however, that (a) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 5.02, and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to have or result in a Material Adverse Effect on the party making the representation. Three Rivers' representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue, incorrect or to have been breached as a result of effects on Three Rivers arising solely from actions taken in compliance with a written request of Sky.

         5.02 Standard. No representation or warranty of Three Rivers or Sky contained in Section 5.03 or 5.04 shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 5.03 or 5.04 has had, or is reasonably likely to have, a Material Adverse Effect.

         5.03 Representations and Warranties of Three Rivers. Subject to Sections 5.01 and 5.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, Three Rivers hereby represents and warrants to Sky:

          (a) Organization, Standing and Authority. Three Rivers is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. Three Rivers is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Bank is a Pennsylvania state bank chartered under the Pennsylvania Banking Code of 1965, as amended, and is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Three Rivers is duly qualified to do business and is in good standing in the Commonwealth of Pennsylvania and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

          (b) Capital Structure of Three Rivers. The authorized capital stock of Three Rivers consists solely of 25,000,000 shares, of which (A) 20,000,000 shares are Three Rivers Common Stock, par value $0.01 per share, of which 8,541,099 shares were outstanding as of May 3, 2002, and (B) 5,000,000 shares are Three Rivers Preferred Stock, without par value, of which no shares were outstanding as of May 3, 2002. The outstanding shares of Three Rivers Common Stock have been duly authorized, are validly issued and outstanding, fully paid and nonassessable, and are not subject to any preemptive rights (and were not issued in violation of any preemptive rights). As of May 3, 2002, (i) there were no shares of Three Rivers Common Stock authorized and reserved for issuance, (ii) Three Rivers did not have any Rights issued or outstanding with respect to Three Rivers Common Stock, and (iii) Three Rivers did not have any commitment to authorize, issue or sell any Three Rivers Common Stock or Rights, except pursuant to this Agreement. The number of shares of Three Rivers Common Stock which were issuable and reserved for issuance upon exercise of Three Rivers Stock Options as of April 30, 2002 was Previously Disclosed in Three Rivers' Disclosure Schedule.

          (c) Subsidiaries.

               (i) (A) Three Rivers has Previously Disclosed a list of all of its Subsidiaries together with the jurisdiction of organization of each such Subsidiary, (B) it owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries,
          (C) no equity securities of any of its Subsidiaries are or may become required to be issued (other than to it or its wholly-owned Subsidiaries) by reason of any Right or otherwise, (D) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any equity securities of any such Subsidiaries (other than to it or its wholly-owned Subsidiaries), (E) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such securities and (F) all the equity securities of each Subsidiary held by Three Rivers or its Subsidiaries are fully paid and nonassessable (except pursuant to 12 U.S.C. Section 55) and are owned by Three Rivers or its Subsidiaries free and clear of any Liens.

               (ii) Three Rivers does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind, other than its Subsidiaries.

               (iii) Each of Three Rivers' Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

          (d) Corporate Power; Authorized and Effective Agreement. Each of Three Rivers and its Subsidiaries has full corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets. Three Rivers has the corporate power and authority to execute, deliver and perform its obligations under this Agreement. Bank has the corporate power and authority to consummate the Subsidiary Merger and the Agreement to Merge in accordance with the terms of this Agreement.

          (e) Corporate Authority. Subject to receipt of the requisite adoption of this Agreement by the holders of a majority of the outstanding shares of Three Rivers Common Stock entitled to vote thereon (which is the only stockholder vote required thereon), this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Three Rivers and the Three Rivers Board prior to the date hereof. The Agreement to Merge, when executed by Bank, shall have been approved by the Board of Directors of Bank and by the Three Rivers Board, as the sole stockholder of Bank. This Agreement is a valid and legally binding obligation of Three Rivers, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles). The Three Rivers Board has received the written opinion of Sandler O'Neill & Partners, L.P. to the effect that as of the date hereof the consideration to be received by the holders of Three Rivers Common Stock in the Merger is fair to the holders of Three Rivers Common Stock from a financial point of view.

          (f) Regulatory Filings; No Defaults.

               (i) No  consents  or  approvals  of, or filings or  registrations with, any Governmental Authority or with any third party are required to be made or obtained by Three Rivers or any of its Subsidiaries in connection with the execution, delivery or performance by Three Rivers of this Agreement or to consummate the Merger except for (A) filings of applications, notices and the Agreement to Merge, as applicable, with federal and state banking authorities, (B) filings with the SEC and state securities authorities, and (C) the filings of the certificate of merger with the OSS pursuant to the OGCL and the Articles of Merger with the DSCP pursuant to the PBCL. As of the date hereof, Three Rivers is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in
          Section 7.01(b).

               (ii) Subject to receipt of the regulatory and stockholder approvals referred to above and expiration of related regulatory waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Three Rivers or of any of its Subsidiaries or to which Three Rivers or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the Three Rivers Articles or the Three Rivers By-Laws, or (C) require any consent or approval under any such law; rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

          (g) Financial Reports and SEC Documents; Material Adverse Effect. (i) Three Rivers' Annual Reports on Form 10-K for the fiscal years ended December 31, 2000 and 2001 and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to December 31, 2000 under the Securities Act, or under Section 13, 14 ,or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, "Three Rivers SEC Documents") with the SEC, as of the date filed, (A) complied or will comply in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the consolidated balance sheets contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the consolidated financial position of Three Rivers and its Subsidiaries as of its date, and each of the consolidated statements of income, changes in stockholders' equity, and cash flows in such Three Rivers SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the consolidated results of operations, changes in stockholders' equity and cash flows, as the case may be, of Three Rivers and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments and the absence of footnotes in the case of unaudited statements.

               (ii) Since December 31, 2000, Three Rivers and its Subsidiaries have not incurred any material liability not disclosed in Three Rivers' SEC Documents.

               (iii) Since December 31, 2000, except as disclosed in the Three Rivers SEC Documents, (A) Three Rivers and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding matters related to this Agreement and the transactions contemplated hereby) and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to Three Rivers.

          (h) Litigation. Except as Previously Disclosed, no material litigation, claim or other proceeding before any court or governmental agency is pending against Three Rivers or any of its Subsidiaries and, to Three Rivers' knowledge, no such litigation, claim or other proceeding has been threatened.

          (i) Regulatory Matters.

               (i) Neither Three Rivers nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions (or their holding companies) or issuers of securities or engaged in the insurance of deposits (including, without limitation, the PDB, the Federal Reserve System and the FDIC) or the supervision or regulation of it or any of its Subsidiaries (collectively, the "Regulatory Authorities").

               (ii) Neither it nor any of its Subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

          (j) Compliance with Laws. Except as Previously Disclosed, each of Three Rivers and its Subsidiaries:

               (i) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

               (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Three Rivers' knowledge, no suspension or cancellation of any of them is threatened; and

               (iii) has received, since December 31, 2000, no notification or communication from any Governmental Authority (A) asserting that Three Rivers or any of its Subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to Three Rivers' knowledge, do any grounds for any of the foregoing exist).

          (k) Material Contracts; Defaults. Except for this Agreement and those agreements and other documents filed as exhibits to the Three Rivers SEC Documents or Previously Disclosed, neither it nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) that is a "material contract" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K or (ii) that restricts or limits in any way the conduct of business by it or any of its Subsidiaries (including without limitation a non-compete or similar provision). Neither it nor any of its Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected in any way, or under which it or its respective assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

          (l) No Brokers. No action has been taken by Three Rivers that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, except for a fee to be paid to Sandler O'Neill & Partners, L.P.

          (m) Employee Benefit Plans. (i) Section 5.03(m)(i) of Three Rivers' Disclosure Schedule contains a complete and accurate list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare and fringe benefit plans, employment or severance agreements and all similar practices, policies and arrangements maintained or contributed to by Three Rivers or any of its Subsidiaries and in which any employee or former employee (the "Employees"), consultant or former consultant (the "Consultants") or director or former director (the "Directors") of Three Rivers or any of its Subsidiaries participates or to which any such Employees, Consultants or Directors are a party (the "Compensation and Benefit Plans"). Neither Three Rivers nor any of its Subsidiaries has any commitment to create any additional Compensation and Benefit Plan or to modify or change any existing Compensation and Benefit Plan, except as otherwise contemplated by
     Section 4.01(e) of this Agreement.

               (ii) Each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (including a determination that the related trust under such Compensation and Benefit Plan is exempt from tax under Section 501(a) of the Code) from the Internal Revenue Service ("IRS"), and Three Rivers is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the knowledge of Three Rivers, threatened legal action, suit or claim relating to the Compensation and Benefit Plans other than routine claims for benefits thereunder. Neither Three Rivers nor any of its Subsidiaries has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject Three Rivers or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof.

               (iii) No liability (other than for payment of premiums to the PBGC which have been made or will be made on a timely basis) under Title IV of ERISA has been or is expected to be incurred by Three Rivers or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or any single-employer plan of any entity (an "ERISA Affiliate") which is considered one employer with Three Rivers under Section 4001(a)(14) of ERISA or Section 414(b) or (c) of the Code (an "ERISA Affiliate Plan"). None of Three Rivers, any of its Subsidiaries or any ERISA Affiliate has contributed, or has been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Compensation and Benefit Plan or by any ERISA

          Affiliate Plan within the 12-month period ending on the date hereof, and no such notice will be required to be filed as a result of the transactions contemplated by this Agreement. The PBGC has not instituted proceedings to terminate any Pension Plan or ERISA Affiliate Plan and, to Three Rivers' knowledge, no condition exists that presents a material risk that such proceedings will be instituted. To the knowledge of Three Rivers, there is no pending investigation or enforcement action by the PBGC, the Department of Labor or IRS or any other governmental agency with respect to any Compensation and Benefit Plan. Except as previously disclosed, under each Pension Plan and ERISA Affiliate Plan, as of the date of the most recent actuarial valuation performed prior to the date of this Agreement, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such actuarial valuation of such Pension Plan or ERISA Affiliate Plan), did not exceed the then current value of the assets of such Pension Plan or ERISA Affiliate Plan and since such date there has been neither an adverse change in the financial condition of such Pension Plan or ERISA Affiliate Plan nor any amendment or other change to such Pension Plan or ERISA Affiliate Plan that would increase the amount of benefits thereunder which reasonably could be expected to change such result.

               (iv) All contributions required to be made under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan have been timely made in cash or have been reflected on Three Rivers' Financial Statements (as defined in Section 5.03(q)(i) below) as of December 31, 2001. Neither any Pension Plan nor any ERISA Affiliate Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and all required payments to the PBGC with respect to each Pension Plan or ERISA Affiliate Plan have been made on or before their due dates. None of Three Rivers, any of its Subsidiaries or any ERISA Affiliate (x) has provided, or would reasonably be expected to be required to provide, security to any Pension Plan or to any ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code, and (y) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a lien under
          Section 412(n) of the Code or pursuant to ERISA.

               (v) Neither Three Rivers nor any of its Subsidiaries has any obligations to provide retiree health and life insurance or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code. There has been no communication to Employees by Three Rivers or any of its Subsidiaries that would reasonably be expected to promise or guarantee such Employees retiree health or life insurance or other retiree death benefits on a permanent basis.

               (vi) Three Rivers and its Subsidiaries do not maintain any Compensation and Benefit Plans covering foreign Employees.

               (vii) With respect to each Compensation and Benefit Plan, if applicable, Three Rivers has provided or made available to Sky, true and complete copies of existing: (A) Compensation and Benefit Plan documents and amendments thereto; (B) trust instruments and insurance contracts; (C) two most recent Forms 5500 filed with the IRS; (D) most recent actuarial report and financial statement; (E) the most recent summary plan description; (F) forms filed with the PBGC within the past year (other than for premium payments); (G) most recent determination letter issued by the IRS; (H) any Form 5310 or Form 5330 filed within the past year with the IRS; and (I) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests).

               (viii) Except as disclosed on Section 5.03(m)(viii) of Three Rivers' Disclosure Schedule, the consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time) reasonably be expected to (A) entitle any Employee, Consultant or Director to any payment (including severance pay or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan.

               (ix) Neither Three Rivers nor any of its Subsidiaries maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

               (x) Except as disclosed on Section 5.03(m)(x) of Three Rivers' Disclosure Schedule, as a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), none of Sky, Three Rivers or the Surviving Corporation, or any of their respective Subsidiaries will be obligated to make a payment that would be characterized as an "excess parachute payment" to an individual who is a "disqualified individual" (as such terms are defined in Section 280G of the Code) of Three Rivers on a consolidated basis, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

          (n) Labor Matters. Neither Three Rivers nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Three Rivers or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel Three Rivers or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to Three Rivers' knowledge, threatened, nor is Three Rivers aware of any activity involving its or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

          (o) Takeover Laws. Three Rivers has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any "moratorium"; "control share", "fair price", "affiliate transaction", "business combination" or other antitakeover laws and regulations of any state (collectively, "Takeover Laws") applicable to it, including, without limitation, the Commonwealth of Pennsylvania, and including, without limitation, Subchapters D (Section 2538), E, F, G, H, I and J of Chapter 25 of the PBCL.

          (p) Environmental Matters. Except as Previously Disclosed, no Three Rivers' knowledge, neither the conduct nor operation of Three Rivers or its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, violates or violated Environmental Laws and to Three Rivers' knowledge, no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability under Environmental Laws. To Three Rivers' knowledge, neither Three Rivers nor any of its Subsidiaries has received any notice from any person or entity that Three Rivers or its Subsidiaries or the operation or condition of any property ever owned, leased, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

          (q) Tax Matters. (i) All Tax Returns that are required to be filed by or with respect to Three Rivers and its Subsidiaries have been duly filed,
     (ii) all Taxes shown to be due on the Tax Returns referred to in clause (i) have been paid in full, (iii) except as Previously Disclosed, the Tax Returns referred to in clause (i) have been examined by the IRS or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (iv) all deficiencies asserted or assessments made as a result of such examinations have been paid in full, (v) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (i) are currently pending, and (vi) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of Three Rivers or its Subsidiaries. Three Rivers has made or will make available to Sky true and correct copies of the United States federal income Tax Returns filed by Three Rivers and its Subsidiaries for each of the three most recent fiscal years ended on or before December 31, 2000. Neither Three Rivers nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by Three Rivers' SEC Documents filed prior to the date hereof in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in Three Rivers' SEC Documents filed on or prior to the date hereof ("Three Rivers' Financial Statements"). As of the date hereof, neither Three Rivers nor any of its Subsidiaries has any reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of
     Section 368(a) of the Code.

               (ii) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transfer contemplated by this Agreement.

          (r) Risk Management Instruments. All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Three Rivers' own account, or for the account of one or more of Three Rivers' Subsidiaries or their customers (all of which are listed on Three Rivers' Disclosure Schedule), were entered into (i) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (ii) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of Three Rivers or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither Three Rivers nor its Subsidiaries, nor to Three Rivers' knowledge any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

          (s) Books and Records. The books and records of Three Rivers and its Subsidiaries have been fully, properly and accurately maintained in all material respects, have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein and they fairly reflect the substance of events and transactions included therein.

          (t) Insurance. Three Rivers' Disclosure Schedule sets forth all of the insurance policies, binders, or bonds maintained by Three Rivers or its Subsidiaries. Three Rivers and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Three Rivers reasonably has determined to be prudent in accordance with industry practices. All such insurance policies are in full force and effect; Three Rivers and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

          (u) Three Rivers Off Balance Sheet Transactions. Section 5.03(u) of Three Rivers' Disclosure Schedule sets forth a true and complete list of all affiliated Three Rivers entities, including without limitation all special purpose entities, limited purpose entities and qualified special purpose entities, in which Three Rivers or any of its Subsidiaries or any officer or director of Three Rivers or any of its Subsidiaries has an economic or management interest. Section 5.03(u) of Three Rivers' Disclosure Schedule also sets forth a true and complete list of all transactions, arrangements, and other relationships between or among any such Three Rivers affiliated entity, Three Rivers, any of its Subsidiaries, and any officer or director of Three Rivers or any of its Subsidiaries which are not reflected in the consolidated financial statements of Three Rivers (each, a "Three Rivers Off Balance Sheet Transaction"), along with the following information with respect to each such Three Rivers Off Balance Sheet Transaction: (i) the business purpose, activities, and economic substance; (ii) the key terms and conditions; (iii) the potential risk to Three Rivers or any of its Subsidiaries; (iv) the amount of any guarantee, line of credit, standby letter of credit or commitment, or any other type of arrangement, that could require Three Rivers or any of its Subsidiaries to fund any obligations under any such transaction; and (v) any other information that could have a Material Adverse Effect on Three Rivers or any of its Subsidiaries.

          (v) Disclosure.  The representations and warranties  contained in this
     Section 5.03 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.03 not misleading.

          (w) Material Adverse Change. Except as Previously Disclosed, Three Rivers has not, on a consolidated basis, suffered a change in its business, financial condition or results of operations since December 31, 2000, except as disclosed in the Three Rivers SEC Documents, that has had a Material Adverse Effect on Three Rivers.

          (x) Absence of Undisclosed Liabilities. Except as Previously Disclosed, neither Three Rivers nor any of its Subsidiaries has any liability (contingent or otherwise) that is material to Three Rivers on a consolidated basis, or that, when combined with all liabilities as to similar matters would be material to Three Rivers on a consolidated basis, except as disclosed in Three Rivers' Financial Statements.

          (y)  Properties.  Three  Rivers  and its  Subsidiaries  have  good and marketable title, free and clear of all liens, encumbrances, charges, defaults or equitable interests to all of the properties and assets, real and personal, reflected on Three Rivers' Financial Statements as being owned by Three Rivers as of December 31, 2000 or acquired after such date, except (i) statutory liens for amounts not yet due and payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of banking business, (iii) such imperfections of title, easements, encumbrances, liens, charges, defaults or equitable interests, if any, as do not affect the use of properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, (iv) dispositions and encumbrances in the ordinary course of business, and (v) liens on properties acquired in foreclosure or on account of debts previously contracted. All leases pursuant to which Three Rivers or any of its Subsidiaries, as lessee, leases real or personal property (except for leases that have expired by their terms or that Three Rivers or any such Subsidiary has agreed to terminate since the date hereof) are valid without default thereunder by the lessee or, to Three Rivers' knowledge, the lessor.

          (aa) Loans. Each loan reflected as an asset in Three Rivers' Financial Statements and each balance sheet date subsequent thereto, other than loans the unpaid balance of which does not exceed $500,000 in the aggregate, (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. Except as Previously Disclosed, as of December 31, 2001, Bank is not a party to a loan, including any loan guaranty, with any director, executive officer or 5% stockholder of Three Rivers or any of its Subsidiaries or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. All loans and extensions of credit that have been made by Bank and that are subject either to Section 22(b) of the Federal Reserve Act, as amended, comply therewith.

          (bb) Allowance for Loan Losses. The allowance for loan losses reflected on Three Rivers' Financial Statements, as of their respective dates, is adequate in all material respects under the requirements of generally accepted accounting principles to provide for reasonably anticipated losses on outstanding loans.

          (cc) Repurchase Agreements. With respect to all agreements pursuant to which Three Rivers or any of its Subsidiaries has purchased securities subject to an agreement to resell, if any, Three Rivers or such Subsidiary, as the case may be, has a valid, perfected first lien or security interest in or evidence of ownership in book entry form of the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

          (dd) Deposit Insurance. The deposits of Bank are insured by the FDIC in accordance with The Federal Deposit Insurance Act ("FDIA"), and Bank has paid all assessments and filed all reports required by the FDIA.

     5.04  Representations  and Warranties of Sky.  Subject to Sections 5.01 and
5.02 and  except  as  Previously  Disclosed  in a  paragraph  of its  Disclosure
Schedule corresponding to the relevant paragraph below, Sky hereby represents and warrants to Three Rivers as follows:

          (a) Organization, Standing and Authority. Sky is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. Sky is duly qualified to do business and is in good standing in the State of Ohio and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. Sky is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Sky Bank is a state banking association duly organized, validly existing and in good standing under the laws of the State of Ohio. Sky Bank is duly qualified to do business and is in good standing in the State of Ohio and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

          (b) Sky Stock

               (i) The authorized capital stock of Sky consists of 160,000,000 shares, of which (A) 150,000,000 shares are Sky Common Stock, without par value, of which 82,673,918 shares were outstanding as of May 1, 2002, and (B) 10,000,000 shares are Sky Preferred Stock, par value $10.00 per share, of which no shares were outstanding as of May 1, 2002. As of May 1, 2002, except as set forth in its Disclosure Schedule, Sky does not have any Rights issued or outstanding with respect to Sky Common Stock and Sky does not have any commitment to authorize, issue or sell any Sky Common Stock or Rights, except pursuant to this Agreement. The outstanding shares of Sky Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights).

               (ii) The shares of Sky Common Stock to be issued in exchange for shares of Three Rivers Common Stock in the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and subject to no preemptive rights.

          (c) Subsidiaries. Sky has Previously Disclosed a list of all its Subsidiaries together with the jurisdiction or organization of each Subsidiary. Each of Sky's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and, except as Previously Disclosed, it owns, directly or indirectly, all the issued and outstanding equity securities of each of its Significant Subsidiaries.

          (d) Corporate Power. Each of Sky and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and Sky has the
     corporate  power  and  authority  to  execute,   deliver  and  perform  its
     obligations under this Agreement and to consummate the transactions contemplated hereby.

          (e) Corporate Authority; Authorized and Effective Agreement. Subject in the case of this Agreement to receipt of the requisite adoption of this Agreement by the holders of a majority of the outstanding shares of Sky Common Stock entitled to vote thereon, this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Sky and the Sky Board prior to the date hereof and no stockholder approval is required on the part of Sky. The Agreement to Merge, when executed by Sky Bank, shall have been approved by the Board of Directors of Sky Bank and by the Sky Board, as the sole stockholder of Sky Bank. This Agreement is a valid and legally binding agreement of Sky, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors rights or by general equity principles).

          (f) Regulatory Approvals; No Defaults.

               (i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Sky or any of its Subsidiaries in connection with the execution, delivery or performance by Sky of this Agreement or to consummate the Merger except for (A) the filing of applications, notices or the Agreement to Merge, as applicable, with the federal and state banking authorities; (B) the filing and declaration of effectiveness of the Registration Statement; (C) the filings of the certificate of merger with the OSS pursuant to the OGCL and the Articles of Merger with the DSCP pursuant to the PBCL; (D) such filings as are required to be made or approvals as are required to be obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of Sky Common Stock in the Merger; and
          (E) receipt of the approvals set forth in Section 7.01(b). As of the date hereof, Sky is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in
          Section 7.01(b).

               (ii) Subject to the satisfaction of the requirements referred to in the preceding paragraph and expiration of the related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Sky or of any of its Subsidiaries or to which Sky or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the Articles of Incorporation or Code of Regulations (or similar governing documents) of Sky or any of its Subsidiaries, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

          (g) Financial Reports and SEC Documents; Material Adverse Effect.

               (i) Sky's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries with the SEC subsequent to December 31, 2001 under the Securities Act, or under Section 13, 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, "Sky SEC Documents") as of the date filed, (A) complied or will comply in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets or statements of condition contained in or incorporated by reference into any such Sky SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of Sky and its Subsidiaries as of its date, and each of the statements of income or results of operations and changes in stockholders' equity and cash flows or equivalent statements in such Sky SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in stockholders' equity and cash flows, as the case may be, of Sky and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments and the absence of footnotes in the case of unaudited statements.

               (ii) Since December 31, 2001, no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.04 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to Sky, except as disclosed in the Sky SEC Documents.

          (h) Litigation; Regulatory Action.

               (i) Except as Previously Disclosed, no material litigation, claim or other proceeding before any court or governmental agency is pending against Sky or any of its Subsidiaries and, to the best of Sky's knowledge, no such litigation, claim or other proceeding has been threatened.

               (ii) Except as Previously Disclosed, neither Sky nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from a Regulatory Authority, nor has Sky or any of its Subsidiaries been advised by a Regulatory Authority that such agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

          (i) Compliance with Laws. Each of Sky and its Subsidiaries:

               (i) is in material compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices; and

               (ii) has all material permits, licenses, authorizations, orders and approvals of, and has made all material filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to conduct their businesses substantially as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best of its knowledge, no suspension or cancellation of any of them is threatened; and

               (iii) has received, since December 31, 2000, no notification or communication from any Governmental Authority (A) asserting that Sky or any of its Subsidiaries is not in material compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to Sky's knowledge, do any grounds for any of the foregoing exist).

          (j) Brokerage and Finder's Fees. Except for fees payable to its financial advisor, Lehman Brothers, Sky has not employed any broker, finder, or agent, or agreed to pay or incurred any brokerage fee, finder's fee, commission or other similar form of compensation in connection with this Agreement or the transactions contemplated hereby.

          (k) Takeover Laws. Sky has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any Takeover Laws applicable to Sky.

          (l) Tax Matters. (i) All Tax Returns that are required to be filed by or with respect to Sky and its Subsidiaries have been duly filed, (ii) all Taxes shown to be due on the Tax Returns referred to in clause (i) have been paid in full as required, (iii) except as Previously Disclosed, the Tax Returns referred to in clause (i) have been examined by the IRS or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired (iv) except as Previously Disclosed, all deficiencies asserted or assessments made as a result of such examinations have been paid in full, (v) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (i) are currently pending, and (vi) except as Previously Disclosed, no waivers of statutes of limitation have been given by or requested with respect to any Taxes of Sky or its Subsidiaries. Neither Sky nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by Sky's SEC Documents filed prior to the date hereof in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in Sky's SEC Documents filed on or prior to the date hereof ("Sky's Financial Statements"). As of the date hereof, Sky has no reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization with the meaning of Section 368(a) of the Code.

          (m) Books and Records. The books and records of Sky and its Subsidiaries have been fully, properly and accurately maintained in all material respects, have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly present the substance of events and transactions included therein.

          (n) Insurance. Sky's Disclosure Schedule sets forth all of the insurance policies, binders, or bonds maintained by Sky or its Subsidiaries. Sky and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Sky reasonably has determined to be prudent in accordance with industry practices. All such insurance policies are in full force and effect; Sky and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

          (o) Sky Off Balance Sheet Transactions. Section 5.04(o) of Sky's Disclosure Schedule sets forth a true and complete list of all affiliated Sky entities, including without limitation all special purpose entities, limited purpose entities and qualified special purpose entities, in which Sky or any of its Subsidiaries or any officer or director of Sky or any of its Subsidiaries has an economic or management interest. Section 5.04(o) of Sky's Disclosure Schedule also sets forth a true and complete list of all material transactions, arrangements, and other relationships between or among any such Sky affiliated entity, Sky, any of its Subsidiaries, and any officer or director of Sky or any of its Subsidiaries which are not reflected in the consolidated financial statements of Sky (each, a "Sky Off Balance Sheet Transaction"), along with the following information with respect to each such Sky Off Balance Sheet Transaction: (i) the business purpose, activities, and economic substance; (ii) the key terms and conditions; (iii) the potential material risk to Sky or any of its Subsidiaries; (iv) the amount of any guarantee, line of credit, standby letter of credit or commitment, or any other type of arrangement, that could require Sky or any of its Subsidiaries to fund any obligations under any such transaction; and (v) any other information that could have a Material Adverse Effect on Sky or any of its Subsidiaries.

          (p) Contracts. Neither Sky nor any of its Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected in any way, or under which it or its respective assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

          (q) Disclosure.  The representations and warranties  contained in this
     Section 5.04 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.04 not misleading.

          (r) Risk Management Instruments. All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Sky's own account, or for the account of one or more of its Subsidiaries or their customers, were entered into (i) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of Sky or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither Sky nor its Subsidiaries, nor to Sky's knowledge any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any material respect.

          (s) Material Adverse Change. Sky has not, on a consolidated basis, suffered a change in its business, financial condition or results of operations since December 31, 2001 that has had a Material Adverse Effect on Sky, except as described in the Sky SEC Documents.

          (t) Allowance for Loan Losses. The allowance for loan losses reflected on Sky's Financial Statements, as of their respective dates, is adequate in all material respects under the requirements of generally accepted accounting principles to provide for reasonably anticipated losses on outstanding loans.

          (u) Repurchase Agreements. With respect to all agreements pursuant to which Sky or any of its Subsidiaries has purchased securities subject to an agreement to resell, if any, Sky or such Subsidiary, as the case may be, has a valid, perfected first lien or security interest in or evidence of ownership in book entry form of the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

          (v) Deposit Insurance. The deposits of Sky Bank are insured by the FDIC in accordance with the FDIA, and Sky Bank has paid all assessments and filed all reports required by the FDIA.

                                   ARTICLE VI

                                    Covenants

         6.01 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of Three Rivers and Sky agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as
practicable   and  otherwise  to  enable   consummation   of  the   transactions
contemplated hereby and shall cooperate fully with the other party hereto to that end.

         6.02 Stockholder Approval. Three Rivers agrees to take, in accordance with applicable law and the Three Rivers Articles and Three Rivers By-Laws, all action necessary to convene an appropriate meeting of its stockholders to consider and vote upon the adoption of this Agreement and any other matters required to be approved or adopted by Three Rivers' stockholders for consummation of the Merger (including any adjournment or postponement, the "Three Rivers Meeting"), as promptly as practicable after the Registration Statement is declared effective. The Three Rivers Board shall recommend that its stockholders adopt this Agreement at the Three Rivers Meeting unless the Three Rivers Board, after consultation with independent legal counsel, determines in good faith that it is probable that such recommendation would be a breach of its fiduciary duties under applicable Pennsylvania law and Three Rivers' Articles.

         6.03 Registration Statement. (a) Sky agrees to prepare pursuant to all applicable laws, rules and regulations a registration statement on Form S-4 (the "Registration Statement") to be filed by Sky with the SEC in connection with the issuance of Sky Common Stock in the Merger (including the proxy statement and prospectus and other proxy solicitation materials of Three

Rivers constituting a part thereof (the "Proxy Statement") and all related documents). Three Rivers agrees to cooperate, and to cause its Subsidiaries to cooperate, with Sky, its counsel and its accountants, in preparation of the Registration Statement and the Proxy Statement; and provided that Three Rivers and its Subsidiaries have cooperated as required above, Sky agrees to file the Proxy Statement and the Registration Statement (together, the "Proxy/Prospectus") with the SEC as promptly as reasonably practicable. Each of Three Rivers and Sky agrees to use all reasonable efforts to cause the Proxy/Prospectus to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. Sky also agrees to use all reasonable efforts to obtain, prior to the effective date of the Registration
Statement, all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. Three Rivers agrees to furnish to Sky all information concerning Three Rivers, its Subsidiaries, officers, directors and stockholders as may be reasonably requested in connection with the foregoing.

         (b) Each of Three Rivers and Sky agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to the Three Rivers stockholders and at the time of the Three Rivers Meeting, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or any statement which, in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of Three Rivers and Sky further agrees that if it shall become aware prior to the Effective Date of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Proxy Statement.

         (c) Sky agrees to advise Three Rivers, promptly after Sky receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Sky Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

         6.04 Press Releases. Each of Three Rivers and Sky agrees that it will not, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by applicable law or regulation or NASDAQ rules.

         6.05 Access; Information. (a) Each of Three Rivers and Sky agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the other party and the other party's officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as any party may reasonably request and, during such period, it shall furnish promptly to such other party (i) a copy of each material report, schedule and other document filed by it pursuant to federal or state securities or banking laws, and (ii) all other information concerning the business, properties and personnel of it as the other may reasonably request.

         (b) Each agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this
Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information
(i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same. No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party's obligation to consummate the transactions contemplated by this Agreement.

         (c) During the period from the date of this Agreement to the Effective Time, each party shall promptly furnish the other with copies of all monthly and other interim financial statements produced in the ordinary course of business as the same shall become available.

         6.06 Acquisition Proposals. Three Rivers agrees that it shall not, and shall cause its Subsidiaries and its and its Subsidiaries' officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any Acquisition Proposal, except to the extent that the Three Rivers Board, after consultation with independent legal counsel, determines in good faith that it is probable that the failure to take such action would be a breach of its fiduciary duties under applicable Pennsylvania law and Three Rivers' Articles. It shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than Sky with respect to any of the foregoing and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal. Three Rivers shall promptly advise Sky following the receipt by Three Rivers of any Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal), and advise Sky of any material developments with respect to such Acquisition Proposal promptly upon the occurrence thereof.

         6.07 Affiliate Agreements. Not later than the 15th day prior to the mailing of the Proxy Statement, Three Rivers shall deliver to Sky a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the Three Rivers Meeting, deemed to be an "affiliate" of Three Rivers (each, a "Three Rivers Affiliate") as that term is used in Rule 145 under the Securities Act or SEC Accounting Series Releases 130 and 135. Three Rivers shall cause each person who may be deemed to be a Three Rivers Affiliate to execute and deliver to Three Rivers on or before the date of mailing of the Proxy Statement an agreement in the form attached hereto as Exhibit A.

         6.08 Takeover Laws. No party hereto shall take any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect.

         6.09 Certain Policies. Prior to the Effective Date, Three Rivers shall, consistent with generally accepted accounting principles and on a basis mutually satisfactory to it and Sky, modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of Sky; provided, however, that Three Rivers shall not be obligated to take any such action pursuant to this Section 6.09 unless and until Sky acknowledges that all conditions to its obligation to consummate the Merger have been satisfied and certifies to Three Rivers that Sky's representations and warranties, subject to Section 5.02, are true and correct as of such date and that Sky is otherwise material in compliance with this Agreement. Three Rivers' representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 6.09.

         6.10. NASDAQ Listing. Sky shall file a listing application, or a NASDAQ Notification Form for Change in the Number of Shares Outstanding, as required by NASDAQ, with respect to the shares of Sky Common Stock to be issued to the holders of Three Rivers Common Stock in the Merger.

         6.11 Regulatory Applications. (a) Sky and Three Rivers and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to timely effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement. Each of Sky and Three Rivers shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, and shall be provided in advance so as to reasonably exercise its right to review in advance, all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as -promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

         (b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

         6.12 Indemnification. (a) Following the Effective Date, Sky shall indemnify, defend and hold harmless the present directors, officers and employees of Three Rivers and its Subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring on or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the fullest extent that Three Rivers is permitted to indemnify (and advance expenses to) its directors, officers, and employees under the laws of the Commonwealth of Pennsylvania, the Three Rivers Articles and the Three Rivers By-Laws as in effect on the date hereof; provided that any determination required to be made with respect to whether an officer's, director's or employee's conduct complies with the standards set forth under Pennsylvania law, the Three Rivers Articles and the Three Rivers By-Laws shall be made by independent counsel (which shall not be counsel that provides material services to Sky) selected by Sky and reasonably acceptable to such officer, director or employee.

         (b) For a period of three years from the Effective Time, Sky shall use its reasonable best efforts to provide that portion of director's and officer's liability insurance that serves to reimburse the present and former officers and directors of Three Rivers or any of its Subsidiaries (determined as of the Effective Time) (as opposed to Three Rivers) with respect to claims against such directors and officers arising from facts or events which occurred before the Effective Time, on terms no less favorable than those in effect on the date hereof; provided, however, that Sky may substitute therefor policies providing at least comparable coverage containing terms and conditions no less favorable than those in effect on the date hereof; and provided, further, that officers and directors of Three Rivers or any Subsidiary may be required to make application and provide customary representations and warranties to Sky's insurance carrier for the purpose of obtaining such insurance.

         (c) Any  Indemnified  Party  wishing  to  claim  indemnification  under
Section 6.12(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify Sky thereof; provided that the failure so to notify shall not affect the obligations of Sky under Section 6.12(a) unless and to the extent that Sky is actually prejudiced as a result of such failure.

         (d) If Sky or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of Sky shall assume the obligations set forth in this
Section 6.12.

         6.13 Opportunity of Employment; Employee Benefits; Executive Annual Incentive Plan. (a) The existing employees of Three Rivers shall have the opportunity to continue as employees of Sky or one of its Subsidiaries, on the Effective Date; subject, however, to the right of Sky and its Subsidiaries to terminate any such employees either (i) for "cause" or (ii) pursuant to the procedures set forth in the Sky Workforce Redesign Process previously disclosed to Three Rivers. It is understood and agreed that nothing in this Section 6.13 or elsewhere in this Agreement shall be deemed to be a contract of employment or be construed to give said employees any rights other than as employees at will under applicable law and said employees shall not be deemed to be third-party beneficiaries of this provision. Each existing Three Rivers employee (except Terry K. Dunkle, W. Harrison Vail, Vincent Locher, and Anthony M.V. Eramo) who is not employed with Sky or one of its Subsidiaries for at least the first whole year following the Effective Date shall be paid by Sky in accordance with Sky's standard severance policy for employees, with credit for years of Three Rivers service (including years of service with Three Rivers' predecessors, including any entities merged into Three Rivers or Bank), reduced by the amount of any severance payment previously received by such Three Rivers employee from USBANCORP, Inc. Sky also shall pay each such employee for all unused vacation time as of the Effective Date, up to a maximum of one year. Terry K. Dunkle, W. Harrison Vail, and Vincent Locher shall be provided with the automobiles that Three Rivers provided to them.

            (b) From and after the Effective Time, Three Rivers employees shall continue to participate in the Three Rivers employee benefit plans in effect at the Effective Time unless and until Sky, in its sole discretion, shall determine that Three Rivers employees shall, subject to applicable eligibility requirements, participate in employee benefit plans of Sky and that all or some of the Three Rivers plans shall be terminated or merged into certain employee benefit plans of Sky. Notwithstanding the foregoing, (i) Three Rivers' defined benefit pension plan and any supplemental executive retirement plan shall not be terminated or merged into any plan of Sky; and (ii) each Three Rivers employee shall be credited with years of Three Rivers service (including years of service with Three Rivers' predecessors, to the same extent that Three Rivers credited such service, including any entities merged into Three Rivers or Bank) for purposes of eligibility and vesting in the employee benefit plans of Sky, and shall not be subject to any exclusion or penalty for pre-existing conditions that were covered under Three Rivers' welfare plans immediately prior to the Effective Date, or to any waiting period relating to such coverage. If, after the Effective Date, Sky adopts a new plan or program for its employees or executives, then to the extent its employees or executives receive past service credits for any reason, Sky shall credit similarly-situated employees and executives of Three Rivers with equivalent credit for service with Three Rivers or its predecessors (including any entities merged into Three Rivers or Bank), to the same extent that Three Rivers credited service with its predecessors. The foregoing covenants shall survive the Merger, and Sky shall, before the Effective Time, adopt resolutions that amend its tax-qualified retirement plans to provide for Three Rivers service credits referenced herein.

         (c) The annual corporate performance measures which trigger payment under Three Rivers' Executive Annual Incentive Plan shall be prorated based on the Effective Date (exclusive of any special charges related to the transactions contemplated hereby), and all quarterly and annual payments due under the Executive Annual Incentive Plan for the remainder of the year in which the Effective Date occurs shall be calculated and paid based on such prorated measures.

         6.14 Notification of Certain Matters. Each of Three Rivers and Sky shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

         6.15 Dividend Coordination. It is agreed by the parties hereto that they will cooperate to assure that as a result of the Merger, during any applicable period, there shall not be a payment of both a Sky and a Three Rivers dividend. The parties further agree that if the Effective Date is at the end of a fiscal quarter, then they will cooperate to assure that the Three Rivers stockholders receive the dividend declared by Sky, if any, rather than the dividend for that period, if any, declared by Three Rivers. In no event will the selection of the Effective Date cause the stockholders of Three Rivers to lose a quarterly or a portion of a quarterly dividend.

         6.16 Sky Board Representation; Advisory Boards; Severance for Three Rivers Directors. Sky shall cause its Executive Committee to nominate for election one director to the Sky Board, who shall also be nominated for Sky's Executive Committee, which nominee shall be recommended by Three Rivers and selected by Sky in its discretion. Sky shall establish a regional advisory board for the region served by Three Rivers, which shall include five members who shall be recommended by Three Rivers and selected by Sky in its discretion. Any member of the Three Rivers Board as of the Effective Date who is not appointed to the Sky Board or such regional advisory board shall be paid a severance payment of $6,000 promptly after the Effective Date.

         6.17 Tax Treatment. Each of Sky and Three Rivers agrees not to take any actions subsequent to the date of this Agreement that would adversely affect the ability of Three Rivers and its stockholders to characterize the Merger as a tax-free reorganization under Section 368(a) of the Code, and each of Sky and Three Rivers agrees to take such action as may be reasonably required, if such action may be reasonably taken to reverse the impact of any past actions which would adversely impact the ability for the Merger to be characterized as a tax-free reorganization under Section 368(a) of the Code.

         6.18 No Breaches of Representations and Warranties. Between the date of this Agreement and the Effective Time, without the written consent of the other party, each of Sky and Three Rivers will not do any act or suffer any omission of any nature whatsoever which would cause any of the representations or warranties made in Article V of this Agreement to become untrue or incorrect in any material respect.

         6.19 Consents. Each of Sky and Three Rivers shall use its best efforts to obtain any required consents to the transactions contemplated by this Agreement.

         6.20 Insurance Coverage. Three Rivers shall cause the policies of insurance listed in the Disclosure Schedule to remain in effect between the date of this Agreement and the Effective Date.

         6.21 Correction of Information. Each of Sky and Three Rivers shall promptly correct and supplement any information furnished under this Agreement so that such information shall be correct and complete in all material respects at all times, and shall include all facts necessary to make such information correct and complete in all material respects at all times.

         6.22 Confidentiality. Except for the use of information in connection with the Registration Statement described in Section 7.1 hereof and any other governmental filings required in order to complete the transactions contemplated by this Agreement, all information (collectively, the "Information") received by each of Three Rivers and Sky, pursuant to the terms of this Agreement shall be kept in strictest confidence; provided that, subsequent to the filing of the Registration Statement with the SEC, this Section 6.22 shall not apply to information included in the Registration Statement or to be included in the official proxy/prospectus to be sent to the stockholders of Three Rivers and Sky under Section 6.03. Three Rivers and Sky agree that the Information will be used only for the purpose of completing the transactions contemplated by this Agreement. Three Rivers and Sky agree to hold the Information in strictest confidence and shall not use, and shall not disclose directly or indirectly any of such Information except when, after and to the extent such Information (i) is or becomes generally available to the public other than through the failure of Three Rivers or Sky to fulfill its obligations hereunder, (ii) was already known to the party receiving the Information on a nonconfidential basis prior to the disclosure or (iii) is subsequently disclosed to the party receiving the Information on a nonconfidential basis by a third party having no obligation of confidentiality to the party disclosing the Information. It is agreed and understood that the obligations of Three Rivers and Sky contained in this
Section 6.22 shall survive the Closing. In the event the transactions contemplated by this Agreement are not consummated, Three Rivers and Sky agree to return all copies of the Information provided to the other promptly.

         6.23  Supplemental  Assurances.   (a)  On  the  date  the  Registration
Statement becomes effective and on the Effective Date, Three Rivers shall deliver to Sky a certificate signed by its principal executive officer and its principal financial officer to the effect, to such officers' knowledge, that the information contained in the Registration Statement relating to the business and financial condition and affairs of Three Rivers, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         (b) On the date the Registration Statement becomes effective and on the Effective Date, Sky shall deliver to Three Rivers a certificate signed by its chief executive officer and its chief financial officer to the effect, to such officers' knowledge, that the Registration Statement (other than the information contained therein relating to the business and financial condition and affairs of Three Rivers) does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         6.24 Consulting Agreements. Immediately after the Merger, Sky shall enter into consulting agreements with Terry K. Dunkle and W. Harrison Vail to memorialize the terms set forth in the letters from Sky to each of Terry K. Dunkle and W. Harrison Vail dated May 7, 2002, all on terms and conditions mutually satisfactory to the parties thereto.

         6.25 Supplemental IRS Ruling. If Three Rivers and Sky determine after further investigation that it is necessary, proper, or desirable, or advisable under applicable laws, to obtain a supplemental ruling from the IRS to the private letter ruling issued February 4, 2000, as previously supplemented, each of Three Rivers and Sky agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to obtain such a ruling on or before September 30, 2002.

                                   ARTICLE VII

                    Conditions to Consummation of the Merger

         7.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each of Sky and Three Rivers to consummate the Merger is subject to the fulfillment or written waiver by Sky and Three Rivers prior to the Effective Time of each of the following conditions:

                  (a) Stockholder Approval. This Agreement shall have been duly adopted by the requisite vote of Three Rivers' stockholders.

                  (b) Regulatory Approvals. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain (i) any conditions, restrictions or requirements which the Sky Board reasonably determines would either before or after the Effective Time have a Material Adverse Effect on Sky and its Subsidiaries taken as a whole after giving effect to the consummation of the Merger, or (ii) any conditions, restrictions or requirements that are not customary and usual for approvals of such type and which the Sky Board reasonably determines would either before or after the Effective Date be unduly burdensome.

                  (c) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement.

                  (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

                  (e) Blue Sky Approvals. All permits and other authorizations under state securities laws necessary to consummate the transactions contemplated hereby and to issue the shares of Sky Common Stock to be issued in the Merger shall have been received and be in full force and effect.

         7.02 Conditions to Obligation of Three Rivers. The obligation of Three Rivers to consummate the Merger is also subject to the fulfillment or written waiver by Three Rivers prior to the Effective Time of each of the following conditions:
                  (a) Representations and Warranties. The representations and warranties of Sky set forth in this Agreement shall be true and correct, subject to Section 5.02, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and Three Rivers shall have received a certificate, dated the Effective Date, signed on behalf of Sky by the Chief Executive Officer and the Chief Financial Officer of Sky to such effect.

                  (b) Performance of Obligations of Sky. Sky shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and Three Rivers shall have received a certificate, dated the Effective Date, signed on behalf of Sky by the Chief Executive Officer and the Chief Financial Officer of Sky to such effect.

                  (c) Tax Opinion. Three Rivers shall have received an opinion of Kirkpatrick & Lockhart LLP, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (i) the Merger constitutes a "reorganization" within the meaning of Section 368(a) of the Code and (ii) no gain or loss will be recognized by stockholders of Three Rivers who receive shares of Sky Common Stock in exchange for shares of Three Rivers Common Stock, other than the gain or loss to be recognized as to cash received in lieu of fractional share interests and cash received in exchange for shares of Three Rivers Common Stock. In rendering its opinion, such counsel may require and rely upon representations contained in letters from Three Rivers and Sky.

                  (d) Opinion of Sky's Counsel. Three Rivers shall have received an opinion of Squire, Sanders & Dempsey L.L.P., counsel to Sky, dated the Effective Date, to the effect that, on the basis of the facts, representations and assumptions set forth in the opinion, (i) Sky is a corporation duly organized and in good standing under the laws of the State of Ohio, (ii) this Agreement has been duly executed by Sky and constitutes the binding obligation of Sky, enforceable in accordance with its terms against Sky, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing, (iii) that the Sky Common Stock to be issued as part of the Merger Consideration, when issued, shall be duly authorized, fully paid and non-assessable, and (iv) that, assuming approval of Three Rivers' stockholders, upon the filing of the Articles of Merger with the DSCP, the Merger shall become effective.

                  (e) Fairness Opinion. Three Rivers shall have received a fairness opinion from Sandler O'Neill & Partners, L.P., financial advisor to Three Rivers, dated as of a date reasonably proximate to the date of the Proxy Statement, stating that the Merger Consideration to be paid to Three Rivers' stockholders is fair to the stockholders of Three Rivers from a financial point of view.

         7.03 Conditions to Obligation of Sky. The obligation of Sky to consummate the Merger is also subject to the fulfillment or written waiver by Sky prior to the Effective Time of each of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Three Rivers set forth in this Agreement shall be true and correct, subject to Section 5.02, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date) and Sky shall have received a certificate, dated the Effective Date, signed on behalf of Three Rivers by the Chief Executive Officer and the Chief Financial Officer of Three Rivers to such effect.

                  (b) Performance of Obligations of Three Rivers. Three Rivers shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Sky shall have received a certificate, dated the Effective Date, signed on behalf of Three Rivers by the Chief Executive Officer and the Chief Financial Officer of Three Rivers to such effect.

                  (c) Opinion of Three Rivers' Counsel. Sky shall have received an opinion of Kirkpatrick & Lockhart LLP, counsel to Three Rivers, dated the Effective Date, to the effect that, on the basis of the facts, representations and assumptions set forth in the opinion, (i) Three Rivers is a corporation duly organized and in good standing under the laws of the Commonwealth of Pennsylvania, (ii) this Agreement has been duly executed by Three Rivers and constitutes a binding obligation on Three Rivers, enforceable in accordance with its terms against Three Rivers, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing and (iii) that, assuming approval of Three Rivers' stockholders, upon the filing of the Articles of Merger with the DSCP, the Merger shall become effective.

                  (d)  Affiliate  Agreements.  Sky   shall  have  received   the
         agreements referred to in Section 6.07 from each affiliate of Three Rivers.

                  (e) Tax Opinion. Sky shall have received an opinion of Squire, Sanders & Dempsey L.L.P., dated the Effective Date, in form and in substance reasonably acceptable to it, to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, (i) the Merger constitutes a "reorganization" within the meaning of Section 368(a) of the Code, and
         (ii) the distribution by USBANCORP, Inc. of Three Rivers on or about April 1, 2000 was not a distribution to which Section 355(e) of the Code applies. In rendering its opinion, such counsel may require and rely upon representations contained in letters from Three Rivers and Sky.

                  (f) Compliance with Section 407 of ERISA. Sky shall have received documentation reasonably acceptable to Sky that the Three Rivers Common Stock held by the Three Rivers Bank and Trust Company Pension Trust does not exceed the limitations of ERISA Section 407.

                                  ARTICLE VIII

                                   Termination

         8.01 Termination. This Agreement may be terminated, and the Acquisition may be abandoned:

                  (a) Mutual Consent.  At any time prior to the  Effective Time,

         by the mutual consent of Sky and Three Rivers, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

                  (b) Breach. At any time prior to the Effective Time, by Sky or Three Rivers, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either:
         (i) a breach by the other party of any representation or warranty contained herein (subject to the standard set forth in Section 5.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (ii) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, provided that such breach (whether under (i) or (ii)) would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect.

                  (c) Delay. At any time prior to the Effective Time, by Sky or Three Rivers, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by January 31, 2003, except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 8.01(c).

                  (d) No Approval. By Three Rivers or Sky, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event (i) the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority; (ii) the Three Rivers stockholders fail to adopt this Agreement at the Three Rivers Meeting; or (iii) any of the closing conditions have not been met as required by Article VII hereof.

                  (e)      Sky Common Stock. By Three Rivers, in the event that:

                           (i) the Average NMS Closing Price (as defined below) of Sky Common Stock is less than $20.56; and

                           (ii) (A) the number obtained by dividing the Average NMS Closing Price of Sky Common Stock by $22.84 is less than (B) the number obtained by dividing the Final Index Price (as defined below) by the Initial Index Price (as defined below) and then multiplying the quotient in this clause (ii)(B) by 0.85.

                  For purposes of this Section 8.01(e), the following terms have the meanings indicated below:

                           "Average NMS Closing Price" shall mean the arithmetic mean of the NMS Closing Prices for the ten trading days immediately preceding the fifth trading day prior to the receipt of final federal regulatory approval of the Merger.

                           "Final Index Price" means the sum of the Final Prices
         for  each  company   comprising  the  Index  Group  multiplied  by  the
         appropriate weight.

                           "Final Price," with respect to any company belonging to the Index Group, means the arithmetic mean of the daily closing sales prices of a share of common stock of such company, as reported on the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded, for the same ten trading days used in calculating the Average NMS Closing Price of Sky Common Stock (i.e., the valuation date).

                           "Index Group" means the 24 financial institutions holding companies listed on Exhibit B attached hereto, the common stock of all of which shall be publicly traded and as to which there shall not have been a publicly announced proposal at any time during the period beginning on the date of the Agreement and ending on the valuation date for any such company to be acquired. In the event that the common stock of any such company ceases to be publicly traded or a proposal to acquire any such company is announced at any time during the period beginning on the date of this Agreement and ending on the valuation date, such company will be removed from the Index Group, and the weights attributed to the remaining companies will be adjusted proportionately for purposes of determining the Final Index Price and the Initial Index Price. The 24 financial institution holding companies and the weights attributed to them are listed on Exhibit B.

                           "Initial Index Price" means the sum of each per share closing price of the common stock of each company comprising the Index Group multiplied by the applicable weighting, as such prices are reported on the consolidated transactions reporting system for the market or exchange on which such common stock is principally traded, on the trading day immediately preceding the public announcement of the Agreement.

                           "NMS Closing Price" shall mean the price per share of the last sale of Sky Common Stock reported on the NASDAQ National Market System at the close of the trading day by the NASD.

                  Prior to Three Rivers exercising its right of termination under this Section 8.01(e), in the event that both of the conditions specified in Sections 8.01(e)(i) and (ii) are met, Sky may, at its option (the "Fill Option"), for a period of ten business days commencing on the date the parties determine the conditions have been met, offer to distribute to Three Rivers' stockholders, in connection with the Merger Consideration, the number of shares of Sky Common Stock or cash necessary for the Stock Exchange Ratio to equal $16.45 divided by the Average NMS Closing Price of Sky Common Stock (the "Fill Offer"). Thereafter, for a period of ten business days, Three Rivers shall have the opportunity to accept or reject the Fill Offer. If Three Rivers elects to accept the Fill Offer, Three Rivers shall provide written notice of its acceptance to Sky, whereupon no termination shall have occurred pursuant to this Section 8.01(e) and this Agreement shall remain in effect in accordance with its terms, except that the Merger Consideration shall have been so increased and any references in this Agreement to "Merger Consideration" and "Stock Exchange Ratio" shall thereafter be deemed to refer to the Merger Consideration and Stock Exchange Ratio after giving effect to any adjustment made pursuant to this Section 8.01(e). If Three Rivers rejects the Fill Offer, Three Rivers may terminate this Agreement in accordance with the provisions hereof. In the event Sky determines not to exercise the Fill Option, it will so advise Three Rivers in writing, and thereafter, for a period of three business days Three Rivers may exercise its right to terminate this Agreement pursuant to this Section 8.01(e).

                  If Sky or any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of the Agreement and the valuation date, the prices for the common stock of such company will be appropriately adjusted.

         8.02 Effect of Termination and Abandonment; Enforcement of Agreement. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in Sections 8.03 and 9.01; and (ii) that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination. Notwithstanding anything contained herein to the contrary, the parties hereto agree that irreparable damage will occur in the event that a party breaches any of its obligations, duties, covenants and agreements contained herein. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled by law or in equity.

         8.03 Termination Fee. Three Rivers shall pay to Sky a termination fee in the amount of $4,500,000 if:

                  (i) this Agreement is terminated by Sky pursuant to Section 8.01(b)(ii) or by Sky or Three Rivers pursuant to Section 8.01(d)(ii); and prior to such termination, an

         Acquisition Proposal with respect to Three Rivers was commenced, publicly proposed or publicly disclosed; and within 18 months after such termination, Three Rivers shall have entered into an agreement relating to an Acquisition Proposal or any Acquisition Proposal shall have been consummated; OR

                  (ii) after receiving an Acquisition Proposal, the Three Rivers Board does not take action to convene the Three Rivers Meeting and recommend that Three Rivers stockholders adopt this Agreement; and within 18 months after such receipt, Three Rivers shall have entered into an agreement relating to an Acquisition Proposal or any Acquisition Proposal shall have been consummated.

                  Upon payment of the fee described in this Section 8.03, Three Rivers shall have no further liability to Sky at law or in equity with respect to such termination under Section 8.01(b)(ii) or 8.01(d)(ii), or with respect to the Three Rivers Board's failure to take action to convene the Three Rivers Meeting and recommend that Three Rivers stockholders adopt this Agreement.

                                   ARTICLE IX

                                  Miscellaneous

         9.01 Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than Sections 6.12, 6.13, 6.16, and 6.17 and this Article IX which shall survive the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 6.03(b), 6.04, 6.05(b), 8.02, and this Article IX which shall survive such termination).

         9.02 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (i) waived by the party benefited by the provision, or
(ii) amended or modified at any time, by an agreement in writing between the parties hereto executed in the same manner as this Agreement, except that after the Three Rivers Meeting, this Agreement may not be amended if it would violate the PBCL or the federal securities laws.

         9.03 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

         9.04 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Ohio applicable to contracts made and to be performed entirely within such State (except to the extent that mandatory provisions of Federal law are applicable).

         9.05 Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that printing and mailing expenses shall be shared equally between Three Rivers and Sky. All fees to be paid to Regulatory Authorities and the SEC in connection with the transactions contemplated by this Agreement shall be borne by Sky.

         9.06 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

                                   If to Three Rivers, to:

                                   Three Rivers Bancorp, Inc.
                                   2681 Mosside Boulevard
                                   Monroeville, PA 15146
                                   Attn:  Terry K. Dunkle
                                   Facsimile:  (412) 666-8066

                                   With a copy to:

                                   Kirkpatrick & Lockhart LLP
                                   Henry W. Oliver Building
                                   535 Smithfield Street
                                   Pittsburgh, PA 15222
                                   Attn:  J. Robert Van Kirk, Esq.
                                   Facsimile:  (412) 355-6501

                                   If to Sky, to:

                                   Sky Financial Group, Inc.
                                   221 South Church Street
                                   Bowling Green, OH 43402
                                   Attn:  W. Granger Souder, Esq.
                                   Facsimile:  (419) 254-6345

                                   with a copy to:

                                   Squire, Sanders & Dempsey L.L.P.
                                   4900 Key Tower
                                   127 Public Square
                                   Cleveland, OH  44114-1304
                                   Attn:  M. Patricia Oliver, Esq.
                                   Facsimile:  (216) 479-8776

         9.07 Entire Understanding; No Third Party Beneficiaries. This Agreement and any separate agreement entered into by the parties on even date herewith represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and this Agreement supersedes any and all other oral or written agreements heretofore made (other than any such separate agreement). Nothing in this Agreement, whether express or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         9.08 Interpretation; Effect. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         9.09 Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                                         THREE RIVERS BANCORP, INC.


                                         By:  /s/ Terry K. Dunkle
                                              ------------------------------
                                         Name:  Terry K. Dunkle
                                         Title: Chairman and CEO


                                         SKY FINANCIAL GROUP, INC.


                                         By:  /s/ Marty E. Adams
                                              ------------------------------
                                         Name:  Marty E. Adams
                                         Title: Chairman, President and CEO

                                    EXHIBIT A

                    FORM OF THREE RIVERS AFFILIATE AGREEMENT



                               _____________, 2002



Sky Financial Group, Inc.
221 South Church Street
Bowling Green, Ohio 43402

Ladies and Gentlemen:

         I have been advised that as of the date hereof I may be deemed to be an "affiliate" of Three Rivers Bancorp, Inc. ("Three Rivers"), as that term is defined for purposes of Paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") promulgated under the Securities Act of 1933, as amended (the "Act").

         Pursuant to the terms of the Agreement and Plan of Merger by and between Sky Financial Group, Inc. ("Sky Financial") and Three Rivers dated as of May ___, 2002 (the "Merger Agreement"), providing for the merger of Three Rivers with and into Sky Financial (the "Merger"), and as a result of the Merger, I may receive shares of Sky Financial common stock ("Sky Financial Common Shares") in exchange for Three Rivers common shares ("Three Rivers Stock") owned by me at the Effective Time (as defined and determined pursuant to the Merger Agreement). This letter is being delivered pursuant to Section 6.07 of the Merger Agreement. I represent and warrant to Sky Financial that in such event:

         A. I will not sell, assign or transfer the Sky Financial Common Shares which I receive as aforesaid in violation of the Act or the Rules and Regulations.

         B. I have carefully read this letter and the Merger Agreement and have discussed their requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Sky Financial Common Shares, to the extent I feel necessary, with my counsel or counsel for Three Rivers. I understand that Sky Financial is relying on the representations I am making in this letter and I hereby agree to hold harmless and indemnify Sky Financial and its officers and directors from and against any losses, claims, damages, expenses (including reasonable attorneys' fees), or liabilities ("Losses") to which Sky Financial or any officer or director of Sky Financial may become subject under the Act or otherwise as a result of the untruth, breach, or failure of such representations.

          , 2002
----------
Page 2

         C. I have been advised that the issuance of the Sky Financial Common Shares issued to me pursuant to the Merger will have been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that since I may be deemed to be an affiliate under the Rules and Regulations at the time the Merger was submitted for a vote of the shareholders of Three Rivers, that the Sky Financial Common Shares must be held by me indefinitely unless (i) my subsequent distribution of Sky Financial Common Shares has been registered under the Act; (ii) a sale of the Sky Financial Common Shares is made in conformity with the volume and other applicable limitations of a transaction permitted by Rule 145 promulgated by the Commission under the Act and as to which Sky Financial has received satisfactory evidence of the compliance and conformity with said Rule, or (iii) a transaction in which, in the opinion of Squire, Sanders & Dempsey L.L.P. (or other counsel reasonably acceptable to Sky Financial) or in accordance with a no-action letter from the Commission, some other exemption from registration is available with respect to any such proposed sale, transfer or other disposition of the Sky Financial Common Shares.

         D. I also understand that stop transfer instructions will be given to Sky Financial's transfer agent with respect to any Sky Financial Common Shares which I receive in the Merger and that there will be placed on the certificates for such Sky Financial Common Shares, a legend stating in substance:

                           "The shares represented by this certificate have been
                  issued or transferred to the registered holder as a result of a transaction to which Rule 145 under the Securities Act of 1933, as amended (the "Act"), applies. The shares represented by this certificate may not be sold, transferred or assigned, and the issuer shall not be required to give effect to any attempted sale, transfer or assignment, except pursuant to (i) an effective registration statement under the Act, (ii) a transaction permitted by Rule 145 and as to which the issuer has received reasonable and satisfactory evidence of compliance with the provisions of Rule 145, or (iii) a transaction in which, in the opinion of Squire, Sanders & Dempsey L.L.P. or other counsel satisfactory to the issuer or in accordance with a "no action" letter from the staff of the Securities and Exchange Commission, such shares are not required to be registered under the Act."

         , 2002
---------
Page 3


         It is understood and agreed that the legend set forth in Paragraph D above shall be removed and any stop order instructions with respect thereto shall be canceled upon receipt of advice from Squire, Sanders & Dempsey L.L.P. or other counsel satisfactory to Sky Financial that such actions are appropriate under the then-existing circumstances.

                                           Very truly yours,


Date:                      , 2002
      ---------------------                --------------------------------
                                           (Name of Affiliate)

                                           PLEASE PRINT YOUR NAME HERE:


                                           ---------------------------------

Accepted this       day of
              -----
          , 2002
----------

SKY FINANCIAL GROUP, INC.


By
    -------------------------------------------------
         Marty E. Adams, Chairman, President and CEO

                                    EXHIBIT B

                PEER GROUP COMMERCIAL FINANCIAL INSTITUTIONS FOR
                        INDEX PURSUANT TO SECTION 8.01(E)




                   HOLDING COMPANY                              WEIGHTING
                   ---------------                              ---------

        AMCORE Financial, Inc.                                   1.4570%
        Associated Bank-Corp.                                    4.4838%
        Charter One Financial, Inc.                             13.0065%
        Citizens Banking Corporation                             2.6619%
        Commerce Bancshares, Inc.                                3.8703%
        Community First Bankshares, Inc.                         2.3573%
        First Commonwealth Financial Corporation                 3.4661%
        First Midwest Bancorp, Inc.                              2.8691%
        FirstMerit Corporation                                   5.0220%
        Fulton Financial Corporation                             4.8779%
        Huntington Bancshares Incorporated                      14.7784%
        M&T Bank Corporation                                     5.5019%
        NBT Bancorp, Inc.                                        1.9627%
        North Fork Bancorporation                                9.6840%
        Old National Bancorp                                     3.6156%
        Park National Corporation                                0.8236%
        Provident Financial Group, Inc.                          2.9119%
        Republic Bancorp Inc.                                    3.1409%
        S&T Bancorp, Inc.                                        1.5678%
        Susquehanna Bancshares, Inc.                             2.3274%
        TCF Financial Corporation                                4.5208%
        UMB Financial Corporation                                1.3043%
        United Bankshares, Inc.                                  2.5309%
        WesBanco, Inc.                                           1.2582%
                                                                 -------
        TOTAL                                                    100.00%




                                      B-1